UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REATA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2022

at 8:00 a.m. Central Daylight Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of Reata Pharmaceuticals, Inc., a Delaware corporation, or the Company. This year’s Annual Meeting will be held in a virtual-meeting format only via live webcast on June 8, 2022, at 8:00 a.m. Central Daylight Time. You may attend the Annual Meeting virtually via the Internet by accessing www.proxydocs.com/RETA, where you will find instructions on how to register, vote electronically and submit questions. For additional instructions on how to attend the Annual Meeting, please review the accompanying proxy statement. Only stockholders who held stock at the close of business on the record date, April 13, 2022, may vote at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon:

(1)

the election of two directors, J. Warren Huff and Shamim Ruff, to serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death;

(2)	an advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers;
(3)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
(4)	the approval of our Employee Stock Purchase Plan; and
(5)	the transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The accompanying proxy statement more fully describes the details of the business to be conducted at the Annual Meeting. Proposal 1 relates solely to the election of the two directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR the two director nominees, FOR approval of the resolution to approve the compensation of our named executive officers, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and FOR the approval of our Employee Stock Purchase Plan. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible by appointment for ten days prior to the meeting by contacting our Investor Relations department at (855) 557-3282. The list of stockholders of record will also be available for review during the Annual Meeting by following the instructions on the meeting website.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our notice of annual meeting, proxy statement and 2021 annual report to stockholders online, with paper copies available free of charge upon request. On or about April 29, 2022, we began mailing a Notice of Internet

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Availability of Proxy Materials, or Notice of Internet Availability, instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who have so requested will receive a paper copy of the proxy materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the telephone at 1-866-250-6195 or via the Internet at www.proxypush.com/RETA or by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope.

We intend to hold the Annual Meeting virtually. However, in the event we determine to hold the Annual Meeting in person, we may hold the meeting in person at our offices located at 5320 Legacy Drive, Plano, Texas 75024. The Company would publicly announce a determination to hold an in-person only Annual Meeting in a press release available at www.reatapharma.com as soon as practicable before the meeting.

We look forward to speaking with you at the Annual Meeting.

Sincerely,

J. Warren Huff
Chief Executive Officer
April 29, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2022

Our notice of annual meeting, proxy statement, form of proxy card or voting instruction form and 2021 annual report to stockholders are available on the Internet at www.proxydocs.com/RETA.

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PROXY STATEMENT FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2022

at 8:00 a.m. Central Daylight Time

via Live Webcast by Accessing

www.proxydocs.com/RETA

Questions AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

1. What are proxy materials?

The proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors, or our Board, of Reata Pharmaceuticals, Inc., or Reata, the Company, we or us, for use at the Company’s 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held via live webcast on June 8, 2022, at 8:00 a.m. Central Daylight Time by accessing www.proxydocs.com/RETA in advance of the meeting, completing online registration, which requires that you provide the control number included on your Notice of Internet Availability, proxy card, or voting instruction form, and following the instructions you subsequently receive via e-mail. The proxy materials include the notice of annual meeting of stockholders, this proxy statement for the Annual Meeting, a 2021 annual report to stockholders and the proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2022, we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how to access the proxy materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials. In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our proxy materials. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

2. Who is entitled to vote at the Annual Meeting?

Only holders of record of our Class A common stock and Class B common stock, or our common stock, at the close of business on April 13, 2022, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting, and each share of Class B common stock is entitled to three votes on all matters to be voted upon at the Annual Meeting. On the Record Date, 31,536,018 shares of Class A common stock were issued and outstanding (constituting 31,536,018 votes), and 4,919,249 shares of Class B common stock were issued and outstanding (constituting 14,757,747 votes). Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented “in person.”

The presence, in person or by proxy, of the holders of a majority of the voting power of outstanding shares of Class A common stock and Class B common stock on the Record Date (constituting 23,146,883 votes) will constitute a quorum for the transaction of business at the Annual Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

You are a stockholder of record if your shares of our common stock are registered directly in your own name with our transfer agent, American Stock Transfer & Trust Company, LLC, or AST. You are a beneficial owner of shares of our common stock if a brokerage firm, bank or other agent, called a “nominee,” holds your stock. This is often called ownership in “street name” because your name does not appear in the records of AST. If you are a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. If you hold any shares in street name, you have the right to direct your nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you hold any shares of common stock in street name, you should receive a voting instruction form from your nominee.

3. How do you vote your shares?

If you are a stockholder of record, there are four ways to vote:

•

Virtually During the Meeting. You may vote online during the virtual meeting by following the instructions provided to you by email on the morning of the Annual Meeting. To be admitted to the Annual Meeting and vote your shares, you must register online by providing the control number located on your Notice of Internet Availability or proxy card at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•

Via the Internet. You may vote by proxy via the Internet at www.proxypush.com/RETA by following the instructions provided on the Notice of Internet Availability or proxy card. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•

By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-250-6195. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.

•	By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.

If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:

•

Virtually During the Meeting. You should follow the instructions provided by your nominee in order to vote during the virtual meeting. To be admitted to the Annual Meeting and vote your shares, you must obtain a legal proxy from your nominee giving you the legal right to vote the shares. You must also register and provide the control number located on your Notice of Internet Availability or the voting instruction form at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•	Via the Internet. You may provide voting instructions via the Internet by following the instructions provided on the Notice of Internet Availability or your voting instruction form.
•	By Telephone. If it is allowed by your nominee, you may provide voting instructions via the telephone by calling the toll-free number found on your voting instruction form.
•	By Mail. You may provide voting instructions by filling out the voting instruction form and returning it in the postage-prepaid envelope provided.

4. What if you receive more than one proxy card or voting instruction form?

This means that you may have more than one account at AST, with a nominee or both. Please vote all proxy cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.

5. How may you revoke your proxy or voting instructions?

If you are a stockholder of record, you may revoke or amend your proxy at any time before it is voted at the Annual Meeting by writing to us, Attention: Secretary, directly “revoking” your earlier proxy, submitting a new proxy with a later date by mail, by telephone or via the Internet or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. Your last dated proxy timely received prior to the Annual Meeting, or vote cast at the Annual Meeting, will be counted. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.

6. What is discretionary authority?

If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the Annual Meeting in the manner recommended by the Board. If other matters not included in this proxy statement properly come before the Annual Meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you in their discretion. At this time, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement. If you are a beneficial owner of shares held in street name, please see the discussion below regarding broker non-votes and the rules related to voting by nominees.

7. What are abstentions, “withhold” votes and “broker non-votes”?

If you are a stockholder of record and you vote “abstain” on the resolution to approve the compensation of our named executive officers, the ratification of the appointment of the independent registered public accounting firm or the approval of our Employee Stock Purchase Plan, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote. Abstentions have the same effect as a vote “against” the resolution to approve the compensation of our named executive officers, the ratification of the appointment of the independent registered public accounting firm and the approval of our Employee Stock Purchase Plan. If you are a stockholder of record and you vote “withhold” in the election of a director, your shares will be counted as present in person or by proxy and entitled to vote, but will have no effect on the outcome, because the director nominees who receive the highest number of “for” votes are elected. In all cases, if you are a stockholder of record, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director, and your vote will have the same effect as described above.

If you are a beneficial owner holding shares through a nominee and you fail to instruct the nominee how your shares should be voted on a particular matter, then your broker nominee may submit a vote on your behalf on “routine” matters. A broker nominee generally may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote and have no effect on the outcome of any vote. At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent registered public accounting firm, which is the only “routine” proposal at the Annual Meeting, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the election of directors proposal, the resolution to approve the compensation of our named officers or the approval of our Employee Stock Purchase Plan, it will submit a broker non-vote. The broker nominee, however, will be able to vote on the ratification of the appointment of our independent registered public accounting firm even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.

8. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the voting power of the outstanding shares of the Company that are present in person or represented by proxy and entitled to vote on the election of directors, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

Proposal No. 2 — Advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval of the compensation of our named executive officers. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our compensation programs, will consider the outcome of the vote, including whether the votes cast “for” this proposal represent the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, when designing our compensation programs and making future compensation decisions for our named executive officers. We will consider this advisory proposal approved if it receives the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — Ratification of appointment of independent registered public accounting firm. This proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome. As discussed above, we do not expect any broker non-votes with respect to this proposal.

Proposal No. 4 — Approval of our Employee Stock Purchase Plan.  This proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome.

9. How does the Board recommend you vote on the proposals?

•	“FOR” the election of each director nominee.
•	“FOR” a resolution to approve the compensation of our named executive officers.
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
•	“FOR” the approval of our Employee Stock Purchase Plan.

10. What do you need to do to attend the Annual Meeting?

The 2022 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location, unless we later announce an in-person only meeting via press release as described in the Question 12 below. The meeting will only be conducted via live webcast. This virtual-meeting format uses technology designed to increase stockholder access and provide stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/RETA. As part of the registration process, you must enter the control number located in your Notice of Internet Availability, proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to vote and to submit questions during the Annual Meeting. Please be sure to follow the instructions found on your Notice of Internet Availability, proxy card or voting instruction form and subsequent instructions that will be delivered to you via email. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, June 8, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. Please allow ample time for online registration and login procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

11. Will you be able to ask questions and participate in the Annual Meeting?

We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.

We have reserved 20 minutes for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Although the live webcast is available only to stockholders as of the record date at the time of the Annual Meeting, the webcast of the Annual Meeting will be archived for the public for one year after the date of the Annual Meeting at www.reatapharma.com.

12. Could we decide to hold an in-person Annual Meeting?

We intend to hold the Annual Meeting virtually. However, in the event we determine to hold the Annual Meeting in person, we may hold the meeting in person at our offices located at 5320 Legacy Drive, Plano, Texas 75024. The Company would publicly announce a determination to hold an in-person only Annual Meeting in a press release available under “Investors > News” on our website at www.reatapharma.com as soon as practicable before the meeting.

13. You share an address with another stockholder. Why did you receive only one copy of the proxy materials, and how may you obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary.

14. How will the results of voting be announced?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days after the Annual Meeting.

15. Who pays the costs of solicitation?

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. We have engaged D. F. King & Co., Inc. to assist us in soliciting proxies for a fee of approximately $26,500 Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay these individuals additional compensation for any of these services.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Background

The amended and restated certificate of incorporation of the Company provides that the Board is to be divided into three classes as nearly equal in number as reasonably possible, with directors in each class generally serving three-year terms. The total Board size is fixed at eight directors. Currently, the Class I directors (whose terms expire at the Annual Meeting) are J. Warren Huff, Jack B. Nielsen and Shamim Ruff. The Class II directors (whose terms expire at the 2023 annual meeting) are Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Christy J. Oliger. The Class III directors (whose terms expire at the 2024 annual meeting) are William D. McClellan, Jr. and William E. Rose. The Class I directors elected at the Annual Meeting will hold office until the 2025 annual meeting of stockholders and until their successors are elected and qualified, unless they resign, or their seats become vacant due to removal or death.

As described below, the Board has nominated Mr. Huff and Ms. Ruff for election as Class I directors at the Annual Meeting. Mr. Huff and Ms. Ruff have indicated their willingness to serve if elected. Mr. Nielsen has informed us that he has determined not to stand for re-election and will retire from the Board at the Annual Meeting. The Board currently anticipates filling the remaining vacant Board position in the future in accordance with our second amended and restated bylaws. Accordingly, you may not vote by proxy or in person for a greater number of persons than the nominees proposed for election as directors.

Nomination of Directors

The nominating and corporate governance committee of our Board reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the nominating and corporate governance committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the nominating and corporate governance committee considers each potential nominee’s personal and professional ethics, integrity and values, and commitment to the representation of the long-term interests of the stockholders. The Board membership criteria are set forth in our corporate governance guidelines, a copy of which is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. After reviewing the qualifications of potential Board candidates, the nominating and corporate governance committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the nominating and corporate governance committee, the Board nominated Mr. Huff and Ms. Ruff for election as Class I directors. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.

The nominating and corporate governance committee considers stockholder nominees using the same criteria set forth above. Stockholders who wish to present a potential nominee to the nominating and corporate governance committee for consideration for election at a future annual meeting of stockholders must provide the nominating and corporate governance committee with notice of the recommendation and certain information regarding the candidate as described in our second amended and restated bylaws and within the time periods set forth under the caption “Stockholder Proposals.”

Pursuant to our corporate governance guidelines, we endeavor to have a Board representing diverse experience at policy-making levels with a complementary mix of skills and professional experience in areas relevant to the Company’s activities. The nominating and corporate governance committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender, race or ethnicity, age and other individual qualifications and attributes. As set forth in our corporate governance guidelines, we are committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin. Any search firm retained to assist the nominating and corporate governance committee in seeking candidates for the Board will affirmatively be instructed to seek to present women and minority candidates.

The following matrix sets forth diversity statistics regarding the members of our Board.

Board Diversity Matrix (As of April 29, 2022)
Total Number of Directors		8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender and Identity
Directors	2	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaska Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Nominees and Incumbent Directors

The nominating and corporate governance committee has recommended, and the Board has nominated, Mr. Huff and Ms. Ruff to be elected as Class I directors at the Annual Meeting. The following table sets forth the following information for Mr. Huff and Ms. Ruff and the Company’s continuing directors: their respective ages as of the Record Date, the positions currently held with the Company, the year each was first elected or appointed a director of the Company, the year their current term will expire and their current class.

Nominee/Director Name	Age	Position	Director Since	Year Current Term Expires	Current Director Class
Nominees for Class I Directors:
J. Warren Huff (1)	68	Chief Executive Officer and Chairman of the Board	2002	2022	I
Shamim Ruff	62	Director	2021(2)	2022	I
Continuing Directors:
Martin W. Edwards, M.D.	66	Director	2020	2023	II
R. Kent McGaughy, Jr.	50	Director	2004	2023	II
Christy J. Oliger	52	Director	2021(2)	2023	II
William D. McClellan, Jr.	62	Director	2017	2024	III
William E. Rose	54	Director	2016	2023	III

(1)	Mr. Huff served as Chief Executive Office, President and Chairman of the Board until February 2022. In February 2022, Mr. Manmeet S. Soni was promoted to President.
(2)	Appointed to the Board on April 15, 2021.

Class I Directors Nominated for Election

The following two people have been nominated by the Board to be elected as Class I directors at the 2022 Annual Meeting.

J. Warren Huff is the Chairman and Chief Executive Officer of Reata. He has served as our sole Chief Executive Officer and as Chairman of the Board since our founding in 2002, and as our President until February 2022. Prior to founding Reata, Mr. Huff served as Chief Executive Officer in a number of biotechnology and information technology start-up enterprises. Mr. Huff started his career as an attorney with Johnson & Gibbs, P.C., where he was a partner and Chairman of the Corporate Securities Practice. Mr. Huff received a B.B.A. magna cum laude from the University of Texas at Austin and a J.D. from Southern Methodist University. Our Board believes that Mr. Huff is qualified to serve on our Board due to his extensive experience investing and working in the pharmaceuticals industry.

Shamim Ruff has served as a member of the Board since April 2021. Ms. Ruff brings over 30 years of experience in the biopharmaceutical industry, serving in various regulatory roles. Ms. Ruff has served as Chief Regulatory Affairs Officer and Senior Vice President, Head of Quality Assurance, at Stoke Therapeutics, Inc. since December 2018. From January 2013 to May 2018, Ms. Ruff served in various roles at Sarepta Therapeutics, Inc., including as Chief Regulatory Officer and Senior Vice President, Quality, from December 2015 to May 2018. Prior to her time at Sarepta Therapeutics, Inc., Ms. Ruff served in increasingly senior regulatory roles at Sanofi, Amgen Inc., Abbott Laboratories and AstraZeneca PLC. Ms. Ruff holds a bachelor’s degree in Chemistry and Biology from the University of Leicester, UK, and a master’s degree in Analytical Chemistry from the University of Loughborough, UK. Additionally, she is a Chartered Chemist and Member of the Royal Society of Chemistry. Our Board believes Ms. Ruff is qualified to serve on our Board due to her extensive regulatory experience at biopharmaceutical companies.

Class II Directors Continuing in Office until 2023

Dr. Martin W. Edwards, M.D. has served as a member of the Board since August 2020. Since 2003, until his retirement in September 2020, Dr. Edwards held various positions at Novo Holdings A/S, a life sciences investment firm, and most recently as a part-time Senior Partner. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk A/S, where he led all aspects of pre-clinical and clinical drug development. Dr. Edwards currently serves as a member of the board of directors of public biotech companies Kalvista Pharmaceuticals, Inc., Verona Pharma plc, Inozyme Pharma, Inc., and Morphic Holding, Inc., as well as a private biotech company. Dr. Edwards previously served as a member of the board of directors of CoLucid Pharmaceuticals, Inc., a publicly-traded company. Dr. Edwards qualified in physiology and medicine at the University of Manchester. Dr. Edwards was elected a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, and a Fellow of the Faculty of Pharmaceutical Medicine, and holds an M.B.A. from the University of Warwick. Our Board believes that Dr. Edwards is qualified to serve on our Board due to his extensive experience and knowledge in the biotechnology sector.

R. Kent McGaughy, Jr. has served as a member of the Board since December 2004. Mr. McGaughy, Jr. has been a partner in CPMG, Inc. since 2005. Prior to joining CPMG’s predecessor, Cardinal Investment Company, Inc., in 1997, he worked at Simmons & Company International. He currently serves on the boards of Apollo Endosurgery, Inc. and InstilBio, Inc., both publicly traded companies, as well as several private companies. Mr. McGaughy, Jr. received his B.A. from The University of Texas (summa cum laude and member of Phi Beta Kappa) and his M.B.A. from Harvard Business School. Our Board believes that Mr. McGaughy, Jr. is qualified to serve on our Board due to his extensive experience investing and extensive service on the boards of directors of other companies.

Christy J. Oliger has served as a member of the Board since April 2021. Ms. Oliger brings nearly 30 years of experience in the biopharmaceutical industry, serving in various commercial roles at Genentech, Inc. and Roche Holding AG from January 2000 until her retirement in July 2020, and at Schering-Plough Corporation from September 1992 until December 1999. Most recently, Ms. Oliger served as Senior Vice President, Oncology Business Unit Head, at Genentech, Inc. During her tenure at Genentech, Inc., Ms. Oliger held senior leadership roles across a variety of therapeutic areas, including oncology, neurology, rare diseases, respiratory, dermatology and immunology in hospital and specialty settings. She currently serves as a member of the board of directors of Karyopharm Therapeutics Inc., Replimune Group Inc. and Sierra Oncology, Inc., each of which is a publicly traded pharmaceutical company. Ms. Oliger received a B.A. in Economics from the University of California at Santa Barbara. Our Board believes that Ms. Oliger is qualified to serve on our Board due to her extensive experience in commercial and portfolio management roles at biopharmaceutical companies.

Class III Directors Continuing in Office until 2024

William D. McClellan, Jr. has served as a member of the Board since March 2017. Mr. McClellan has served as the Chief Financial Officer of Aerin Medical Inc. since January 2018. Mr. McClellan is a financial management consultant to healthcare and life sciences companies, serving as the managing member of Goodwater Consulting, LLC since March 2017. From June 2004 until June 2016, Mr. McClellan was the Chief Financial Officer and Executive Vice President, Finance at On-X Life Technologies Holdings, Inc. Prior to June 2004, Mr. McClellan held financial and accounting positions at various healthcare and other companies and was a certified public accountant (CPA) serving as an auditor with PricewaterhouseCoopers for nine years. He currently serves as a member of the board of directors of Apollo Endosurgery, Inc., a publicly traded company, and chairs its audit committee. Mr. McClellan received a B.B.A. in accounting from Abilene Christian University and is a CPA. Our Board believes that Mr. McClellan is qualified to serve on our Board due to his extensive experience in finance and accounting roles in the healthcare and life sciences industry and in serving as a CPA at a large public accounting firm.

William E. Rose has served as a member of the Board since February 2016. Mr. Rose is the President of Montrose Capital, Inc. Prior to Montrose, Mr. Rose was associated with HBK Capital Management from 1991 until 2012, serving in various capacities, including Co-Chief Investment Officer. He currently serves as a member of the Investment Committee for the Dallas Museum of Art. Mr. Rose received a B.A. in Political Science from Duke University in 1989. Our Board believes that Mr. Rose is qualified to serve on our Board due to his extensive experience investing, his experience with venture capital investments and his board service for other enterprises.

Vote Required

The nominees who receive the greatest number of affirmative votes will be elected as Class I directors. Abstentions and broker non-votes will not affect the election of directors.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the election of the nominees named in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” THE TWO DIRECTOR NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2 – ADVISORY (NON-BINDING) vote on a RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Our Board is committed to excellence in governance. As part of this commitment, and as required by Rule 14a-21 of the Securities Exchange Act of 1934, or the Exchange Act, our Board is providing our stockholders with an opportunity to cast an advisory (non-binding) vote on a resolution to approve the compensation of our named executive officers.

As described below under “Executive Compensation – Compensation Discussion and Analysis,” we have developed a compensation program that is designed to attract, retain and motivate key executives responsible for our success, to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of our executive officers’ compensation to increases in stockholder value. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Executive Compensation – Compensation Discussion and Analysis” section below, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. For the reasons discussed above, our Board unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and any related material disclosed in the proxy statement.”

As this vote is advisory, it will not be binding on our Board or our compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of the vote. However, our compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions. In accordance with the vote of the Company’s stockholders in 2020 regarding the frequency of future “say-on-pay” votes, the Board intends to hold this vote annually, and the next advisory vote on the frequency of future advisory votes to approve named executive officer compensation will occur in 2026.

Vote Required

Approval of the resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the resolution to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further recommended to the Board that we submit the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting.

We are not required to submit the appointment of our independent registered public accounting firm for stockholder approval, but we are submitting the appointment of Ernst & Young LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider its appointment of Ernst & Young LLP. Even if the appointment is ratified, our audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in the best interests of the Company.

The audit committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, except to the extent the chairman of the audit committee exercises his delegated authority to pre-approve audit and non-audit services. The audit committee approved all services rendered by Ernst & Young LLP in the fiscal year ended December 31, 2021, in accordance with these policies.

In its review of non-audit services, the audit committee considers, among other things, the possible impact of the performance of such services on the independent registered public accounting firm’s independence. The audit committee has determined that the non-audit services performed by Ernst & Young LLP in the fiscal year ended December 31, 2021, were compatible with maintaining the independent registered public accounting firm’s independence. Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”

Ernst & Young LLP has audited our financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees billed to the Company for the audit and other services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit fees(1)	$695,822	$779,935
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees(3)	1,531	2,105
Total	$697,353	$782,040

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal controls, the review of our interim consolidated financial statements and assistance with registration statements filed with the SEC, including the issuance of comfort letters and consents. Included in the 2020 audit fees are $96,000 of fees billed in connection with a follow-on public offering that closed in December 2020.

(2)	Tax fees principally include fees for tax consulting and compliance.
(3)	All other fees consist of fees for access to Ernst & Young LLP’s online research database.

Vote Required

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. As a result, abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4—APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

The Background of the ESPP

Our Board has approved and adopted, subject to the approval of our stockholders, the Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan, or the ESPP.  If the ESPP is approved by the stockholders, the Company will be authorized to provide eligible employees with an opportunity to purchase shares of our Class A common stock at a discount to the market price and to pay for such purchases through payroll deductions in accordance with the ESPP’s terms.  A copy of the ESPP is attached to this proxy statement as Annex A.

Purpose of the ESPP

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries (whether now existing or subsequently established) with the ability to acquire shares of our Class A common stock at a discount to the market price and to pay for such purchases through payroll deductions or other approved contributions.  We believe that the ESPP will be important in helping to attract and retain employees.

Reasons for the Approval of the Employee Stock Purchase Plan Proposal

The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.  Stockholder approval of the ESPP is necessary in order to satisfy the requirements under Code Section 423.

Consequences if the Employee Stock Purchase Plan Proposal is Not Approved

If the Employee Stock Purchase Plan Proposal is not approved by our stockholders, the ESPP will not become effective and we will not be able to provide employees with an opportunity to purchase our Class A common stock at a discount. We believe our ability to recruit, retain and incentivize top talent may be adversely affected if the Employee Stock Purchase Plan Proposal is not approved.

Summary of the ESPP’s Material Terms and Features

The following summary of the principal provisions of the ESPP is qualified in its entirety by reference to the full text of the ESPP.  A copy of the ESPP is attached as Annex A to this proxy statement.  To the extent there is a conflict between this summary and the ESPP, the terms of the ESPP will govern.

General.    The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423.  During regularly scheduled “offering periods” under the ESPP, participants will be able to request payroll deductions which will be applied periodically to purchase a number of shares of our Class A common stock at a discount to the market price and in an amount determined in accordance with the ESPP’s terms.

 Administration.    The ESPP will be administered by the Board or by one or more committees to which the Board delegates such administration, which we refer to as (as applicable, the “Administrator”).  Subject to the terms of the ESPP, the Administrator will have the complete discretion to establish the terms and conditions of offering periods under the ESPP, to interpret the ESPP and to make all decisions related to the operation of the ESPP.

Shares Available for Issuance.    Up to a maximum of 500,000 shares of Class A common stock may be issued under the ESPP.  Shares issued under the ESPP may be authorized but unissued shares or treasury shares.  As of the date hereof, no rights to purchase shares have been granted under the ESPP.

Eligibility and Participation.    All employees (including officers and employee directors) who are employed by the Company or a designated subsidiary (whether currently existing or subsequently established) are eligible to participate in the ESPP. As of April 13, 2022, there were approximately 307 eligible employees.  The Administrator may exclude certain categories of employees from participating in any offering period to the extent permitted by Code Section 423, including part-time employees, seasonal employees, employees who have not completed a minimum period of service with the company, highly compensated employees and/or employees who are both highly compensated and officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. The Administrator may determine prior to any offering period whether any of the above categories of employee will be excluded. No employee will be allowed to participate in the ESPP if his or her participation in the ESPP is prohibited by local law or if complying with local law would cause the ESPP or an offering period that is intended to qualify under Code Section 423 to violate the requirements of Code Section 423.  In the case of an offering period that is not intended to qualify under Code Section 423, the Administrator may exclude any individual(s) from participation if the Administrator determines that the participation of such individual(s) is not advisable or practicable.  Also, in accordance with Code Section 423, no employee may be granted an option under the ESPP if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing more than 5% of the total combined voting power or value of all classes of the stock of the Company or any parent or subsidiary. The Administrator may determine prior to any offering period whether any of the above categories of employee will be excluded.

The ESPP will permit an eligible employee to purchase Class A common stock through payroll deductions, which may not exceed 75% of the employee’s eligible compensation (or such lower limit as may be determined by the Administrator for an offering period).  Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering period.  Participation in the ESPP will end automatically upon termination of employment.  In the event of withdrawal or termination of participation in the ESPP, a participant’s accumulated payroll contributions will be refunded without interest.

Certain limitations on the number of shares that a participant may purchase apply.  For example, the option granted to an employee may not permit him or her to purchase stock under the ESPP at a rate which exceeds $25,000 in fair market value of such stock (determined as of the start of the applicable offering period) for each calendar year in which the option is outstanding.  The Administrator may also establish one or more limits on the number of shares that may be purchased during any offering period and/or purchase period.  Unless the Administrator provides otherwise with respect to an offering period, no participant may purchase more than 750 shares during any purchase period within an offering period.

Offering Periods and Purchase Price.    The ESPP will be implemented through a series of offering periods of up to 27 months, which may consist of one or more purchase periods.  During each purchase period, payroll contributions will accumulate without interest.  On the purchase date (or purchase dates) during any offering period, accumulated payroll deductions will be used to purchase Class A common stock.  Unless otherwise determined by the Administrator, the offering period under the ESPP in each year will be the 12-month period beginning on November 1 and ending on October 31 of the following year with two purchase dates on April 30 and October 31 in each such offering period.   The purchase price for each offering period will be established by the Administrator and may not be less than 85% of the fair market value per share of Class A common stock on either the first day in an offering period or on the applicable purchase date, whichever is less.

Changes in Capital Structure.    In the event that there is a specified type of change in the Company’s capital structure, such as a stock split, appropriate adjustments will be made to (1) the number of shares reserved under the ESPP, (2) the individual participant share limitations described in the ESPP and (3) the purchase price per share and the number and class of stock covered by each outstanding option which has not yet been exercised.

Corporate Reorganization.   In the event of certain corporate reorganizations, any offering period then in progress will terminate unless the ESPP is continued, assumed or substituted by the surviving corporation or its parent.  In the event an offering period is terminated, a new purchase date will be set for such offering period prior to the effective time of the reorganization and each outstanding purchase right will be exercised on such date.

Amendment and Termination.    The Administrator will have the right to amend, suspend or terminate the ESPP at any time.  Any increase in the aggregate number of shares of stock to be issued under the ESPP is subject to stockholder approval.  Any other amendment is subject to stockholder approval only to the extent required under applicable law or regulation.  If not sooner terminated, the ESPP will terminate in 2032 on the 10th anniversary of the date the Board adopted the ESPP.

Certain Federal Income Tax Consequences of Participating in the ESPP

The following is a brief summary of the general U.S. federal income tax consequences of participation in the ESPP as of the date of this proxy statement.  This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.  Tax consequences for any particular individual may be different.  Further, changes to tax laws following the date of this proxy statement could alter the tax consequences described below.  Therefore, no one should rely on this summary for individual tax compliance, planning or decisions.  Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of awards under the ESPP.

Tax Consequences to Participants.  Payroll deductions under the ESPP are made on an after-tax basis (i.e., contributions to the ESPP do not reduce a participant’s taxable income).

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under the provisions of Code Section 423.  As a result, participants in the ESPP will generally not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP.  The amount of taxable income a participant will recognize in connection with the sale or other disposition of shares purchased under the ESPP will depend on how long the shares were held.  If the shares were held at least two years from the start of the offering period in which the shares were purchased and one year from the date the shares were purchased, then the amount of ordinary income recognized will be equal to the lesser of (1) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares or (2) the excess of the fair market value of the shares at the start of the offering period in which the shares were acquired over the purchase price, and any additional gain will be long-term capital gain.  If a sale or other disposition occurs before satisfying one or both holding periods, then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares and the Company will be entitled to a compensation deduction equal to the income recognized by the participant.  Any additional gain or loss recognized upon disposition of the shares will be a capital gain or loss, which will be long-term if the shares were held at least one year.  Under current law, no withholding applies to transactions under the ESPP.

Tax Consequences to the Company.  There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP.  We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

New Plan Benefits

Benefits to be received under the ESPP are not determinable because they depend on discretionary participant elections whether and to what extent to participate in the ESPP.

Registration with the SEC

If the ESPP is approved by our stockholders and becomes effective, we intend to file a registration statement on Form S-8 registering the shares reserved for issuance under the ESPP as soon as reasonably practicable after such approval.

Vote Required

Approval of the ESPP requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the ESPP.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

CORPORATE GOVERNANCE

Director Independence

Our Board currently consists of eight members. Mr. Nielsen has determined not to stand for re-election at the Annual Meeting and will retire from the Board at the Annual Meeting; therefore, our Board will consist of seven members after the Annual Meeting. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board as a listed company. Our Board has determined that Messrs. Edwards, McClellan, McGaughy, Nielsen and Rose and Mses. Oliger and Ruff qualify as “independent” directors in accordance with Nasdaq listing requirements and rules. Mr. Huff is not considered independent because he is an employee of Reata. Under Nasdaq rules, the Board’s determination of a director’s independence considers objective tests, such as whether the director is, or has been within the last three years, an employee of the Company and whether the director or any of his family members has engaged in certain types of business dealings with the Company. Additionally, under Nasdaq rules, a director will qualify as an “independent director” only if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. Our Board has determined that each of Messrs. McClellan and Rose and Mses. Oliger and Ruff, who comprise our audit committee, Messrs. Edwards, McClellan, McGaughy, Nielsen and Rose, who comprise our compensation committee, and Messrs. Edwards and Nielsen and Mses. Oliger and Ruff, who comprise our nominating and corporate governance committee, satisfies the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Until June 10, 2021, Messrs. Edwards and Nielsen served as members of our audit committee, Mses. Oliger and Ruff served as members of our compensation committee, and Messrs. McClellan and McGaughy served as members of our nominating and corporate governance committee, at which time the membership of those three committees was restructured. The Board determined that Messrs. Edwards, McClellan, McGaughy, Rose, and Nielsen and Mses. Oliger and Ruff were independent in accordance with the standards set forth above during the time each of them served on the committees. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving a non-employee director described in “Certain Relationships and Related-Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) or persons performing similar functions and agents and representatives, including directors and consultants. The full text of our Code of Ethics and Business Conduct is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The audit committee of our Board is responsible for overseeing the Code of Ethics and Business Conduct, and the Board must approve any waivers of the Code of Ethics and Business Conduct for any executive officer or director. We intend to disclose, on our website, future amendments to certain provisions of our Code of Ethics and Business Conduct or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, Nasdaq, our amended and restated certificate of incorporation and our second amended and restated bylaws. Our corporate governance guidelines are available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Hedging and Pledging Policies

Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company, and their spouses and all other members of their household, are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging (generally purchasing any financial instrument or engaging in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities) and writing puts or calls, but does not include exchange funds. In addition, pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company, and their spouses and all other members of their household, are prohibited from entering into a pledge of Company securities as collateral for a loan or holding Company securities in a margin account without advance approval.

Stockholder Communications

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations & Corporate Communications Department, at (855) 557-3282 or contact us at “Contact Us” on our website at www.reatapharma.com. Also, any stockholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions by contacting us at “Investors > ESG > Governance > Contact the Board” on our website at www.reatapharma.com. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2021, our Board met five times. Each director, other than Ms. Ruff, attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. The Board encourages all directors to attend the annual meeting of stockholders, if practicable. All of our directors attended the Company’s 2021 annual meeting of stockholders. The Board has a standing audit committee, compensation committee and nominating and corporate governance committee. All members of the audit, compensation and nominating and corporate governance committees are non-employee directors whom the Board has determined are independent under the applicable independence standards. The board established an informal regulatory development committee and commercial committee in June 2021; these committees were formalized in 2022, and medical affairs was added to the commercial committee’s charter (which we now refer to as the commercial and medical affairs committee).

Board Leadership Structure

Our second amended and restated bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination that using one or the other structure would be in the best interests of our Company. Mr. Huff currently serves as the Chairman of the Board, and Mr. Nielsen currently serves as the lead independent director of the Board. In addition, in his role as lead independent director, Mr. Nielsen presides over the independent director sessions of the Board in which Mr. Huff, as our Chief Executive Officer, does not participate, and Mr. Nielsen serves as a liaison to management on behalf of the non-employee members of the Board. After Mr. Nielsen’s retirement at the Annual Meeting, the Board will appoint a new lead independent director.

Our Board has concluded that our current leadership structure is appropriate at this time. The Board believes at present the combined role of Chairman of the Board and Chief Executive Officer promotes united leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, Mr. Huff is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

Our lead independent director provides, in conjunction with the Chairman of the Board, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;
•	presides at all executive sessions of the independent directors and has the authority to call such executive sessions;
•	in consultation with the Chairman of the Board, approves the agenda for each meeting of the Board, taking into account suggestions of other directors;
•

serves as liaison between the Chairman of the Board and the independent directors, although all of the independent directors have complete and open access to the Chairman of the Board and all members of management; and

•	serves as the Board’s contact for direct employee and stockholder communications with the Board.

In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.

The Board’s independent directors regularly meet in executive session without the presence of any members of management. The lead independent director presides at these meetings and provides the Board’s guidance and feedback to the Chairman of the Board and the Company’s management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate. The Board believes that, at the present time, the current arrangement of having strong leadership of the Company’s Chairman of the Board and Chief Executive Officer, the effective counterbalancing role of the lead independent director and a Board composed of strong and independent directors best serves the interest of the Company and its stockholders.

Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In connection with its risk management role, our audit committee meets periodically, both in open session or privately, with representatives from our independent registered public accounting firm and our internal audit firm and with our Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer. The audit committee oversees the Company’s compliance with legal and regulatory requirements.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. In 2022, our Board formalized the establishment of a regulatory development committee and a commercial and medical affairs committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee currently consists of William D. McClellan, Jr., Christy J. Oliger, William E. Rose and Shamim Ruff. Our Board has determined that Messrs. McClellan and Rose and Mses. Oliger and Ruff are independent, and that, during their service on the audit committee, Messrs. Edwards and Nielsen were independent, under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.

The chair of our audit committee is Mr. McClellan. Our Board has determined that Mr. McClellan is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of the audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to that firm;
•

approving all audit and non-audit services to be performed by the independent registered public accounting firm; provided, however, the audit committee has delegated to the chair of the audit committee the authority to pre-approve any one or more individual audit or permitted non-audit services for which the estimated fees do not exceed $200,000, as well as adjustments to any pre-approved fee thresholds up to $100,000 for any individual services;

•	assessing the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	reviewing the adequacy of our internal controls over financial reporting;
•	overseeing the performance of the Company’s internal audit function and internal auditors;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; and
•	monitoring compliance with legal and regulatory requirements.

A current copy of the audit committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The audit committee met eight times in the year ended December 31, 2021.

Compensation Committee

Our compensation committee consists of Martin W. Edwards, M.D., William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B. Nielsen and William E. Rose. Our Board has determined that Messrs. Edwards, McClellan, McGaughy, Nielsen and Rose are independent, and that, during their service on the compensation committee, Mses. Oliger and Ruff were independent, under Nasdaq listing standards. The chair of our compensation committee is Mr. Nielsen.

The functions of the compensation committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our Chief Executive Officer;
•	reviewing and recommending to our Board the compensation of our non-employee directors;
•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our other executive officers;
•	administering our equity-based incentive plans;
•	selecting independent compensation consultants, approving fees payable to them and assessing the independence of compensation consultants; and
•	assessing whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the compensation committee may, at the discretion of the compensation committee, include other directors, members of the Company’s management, independent consultants or advisors or such other persons as the compensation committee or its chairperson may determine. The compensation committee may also exclude from its meetings any person it deems appropriate, other than members of the compensation committee. The compensation committee charter provides that the compensation committee will review and approve, or recommend that our Board approve, the compensation of our Chief Executive Officer and all other executive officers of the Company and that the compensation committee will review and recommend to our Board the compensation of our non-employee directors. This authority cannot be delegated. Mr. Huff, our Chief Executive Officer, recommends to the compensation committee the amount and form of each component of each executive’s compensation, including his own compensation, but does not make any recommendation with respect to director compensation. A subcommittee of the compensation committee approves equity awards to our officers who are subject to Section 16(b) of the Exchange Act.

The compensation committee delegates to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer the authority to set salaries for all of our employees who are not executive officers, including newly hired employees, grant annual cash bonuses to our employees other than our executive officers up to a specified bonus pool amount, grant stock options and restricted stock units annually to our employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount and restricted stock units pool amount, grant stock options and restricted stock units to newly-hired employees who are not subject to Section 16(b) of the Exchange Act up to a specified option pool amount and restricted stock unit pool amount, grant additional restricted stock units to newly-hired or existing employees who are not subject to Section 16(b) of the Exchange Act up to a specified pool amount, and pay cash sign-on bonuses to newly-hired employees or cash bonuses for retention of existing employees, in each case other than executive officers.

The compensation committee has the authority to retain professional advisors, including special legal counsel or compensation consultants, to advise the compensation committee, all on such terms as the compensation committee deems necessary and advisable. In 2016 through 2020, the compensation committee engaged Radford, a business of Aon Rewards Solutions, or Radford, as the compensation committee’s compensation consultant. In 2021, the compensation committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as the compensation committee’s compensation consultant. Each year, the compensation committee has instructed the applicable compensation consultant to develop a peer group of companies in order to assess the competitiveness of our executive salary, bonus and equity compensation programs and our non-employee director compensation program, to present such data to our compensation committee and to make recommendations to the compensation committee regarding executive officer and non-employee director compensation. The compensation consultant reports exclusively to the compensation committee and does not provide any services to us other than services to the compensation committee. In selecting Radford and FW Cook as its independent compensation consultant, the compensation committee assessed the independence of Radford and FW Cook pursuant to SEC and Nasdaq rules. The compensation committee has concluded that Radford and FW Cook are independent, and that we do not have any conflicts of interest with Radford or FW Cook.

A current copy of the compensation committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The compensation committee met six times in the year ended December 31, 2021.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Martin W. Edwards, M.D., Jack B. Nielsen, Christy J. Oliger and Shamim Ruff. Our Board has determined that Messrs. Edwards and Nielsen and Mses. Oliger and Ruff are independent, and that, during their service on the nominating and corporate governance committee, Messrs. McClellan and McGaughy were independent, under the current rules and regulations of the SEC and Nasdaq. The chair of our nominating and corporate governance committee is Mr. Nielsen. The functions of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, and recommending that our Board approve, nominees for election to our Board and its committees;
•	considering and making recommendations to our Board of regarding the composition of our Board and its committees;
•	reviewing developments in corporate governance practices;
•	reviewing Chief Executive Officer succession plans;
•	reviewing and approving or disapproving of related party transactions; and
•	overseeing an annual evaluation of the Board’s and each committee’s performance.

A current copy of the nominating and corporate governance committee charter is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. The nominating and corporate governance committee met four times in the year ended December 31, 2021.

Regulatory Development Committee

Our regulatory development committee consists of Martin W. Edwards, M.D., R. Kent McGaughy, Jr. and Shamim Ruff. The chair of the regulatory development committee is Ms. Ruff. The functions of the regulatory development committee include:

•	providing advice to our management regarding short-term and long-term strategic regulatory and clinical development issues;
•

monitoring risk assessment and risk mitigation strategies in connection with the drug review and approval process, identifying areas of risk that may need heightened attention and recommending to our management additional risk mitigation strategies for consideration;

•	maintaining general industry awareness regarding regulatory developments and changes in regulatory practices and/or standards and requirements, and discussing these matters with our management;
•	briefing our Board on such matters as deemed appropriate by the committee members; and
•	responding, promptly if necessary, either as a committee or on an individual committee member basis, to requests from our management on ad hoc regulatory matters.

Commercial and Medical Affairs Committee

Our commercial and medical affairs committee consists of William D. McClellan, Jr., R. Kent McGaughy, Jr. and Christy Oliger. The chair of the commercial and medical affairs committee is Ms. Oliger. The functions of the commercial and medical affairs committee include:

•	providing advice to our management regarding short-term and long-term strategic commercial and medical affairs planning issues;
•

monitoring risk assessment and risk mitigation strategies in connection with the drug commercialization and medical affairs process, identifying areas of risk that may need heightened attention and recommending to our management additional risk mitigation strategies for consideration;

•

maintaining general industry awareness regarding U.S. product launch planning and changes in commercialization and medical affairs practices and/or standards and requirements, and discussing these matters with our management;

•	briefing our Board on such matters as deemed appropriate by the committee members; and
•	responding, promptly if necessary, either as a committee or on an individual committee member basis, to requests from our management on ad hoc commercialization and medical affairs matters.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related-Party Transactions.”

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer (other than Mr. Huff) is set forth following the table. Biographical information for Mr. Huff is set forth above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
J. Warren Huff (1)	68	Chief Executive Officer and Chairman of the Board
Manmeet S. Soni (2)	44	Chief Operating Officer, Chief Financial Officer and President
Dawn C. Bir	51	Chief Commercial Officer and Executive Vice President
Samina Khan, M.D. (3)	57	Chief Medical Officer and Senior Vice President
Andrea L. Loewen (3)	55	Senior Vice President, Global Regulatory Affairs
Colin J. Meyer, M.D. (4)	43	Chief Innovation Officer and Executive Vice President
Michael D. Wortley	74	Chief Legal Officer and Executive Vice President

(1)	During 2021, Mr. Huff served as our President. Mr. Soni was promoted to President in February 2022.
(2)	During 2021, Mr. Soni served as our Chief Operating Officer, Chief Financial Officer and Executive Vice President. He was promoted to President in February 2022.
(3)	Dr. Khan and Ms. Loewen became executive officers in February 2022.
(4)

During 2021, Dr. Meyer served as our Chief Research and Development Officer and Executive Vice President. Beginning in February 2022, to reflect a change in focus, his title was changed to Chief Innovation Officer.

Manmeet S. Soni is Reata’s President, Chief Operating Officer and Chief Financial Officer and oversees manufacturing, quality assurance, global alliances, program management, business development, corporate strategy, finance, accounting, treasury, tax, corporate communications, investor relations and information technology. He joined Reata in August 2019 as Chief Financial Officer, Executive Vice President, and assumed the additional role of Chief Operating Officer in June 2020. In February 2022, Mr. Soni was promoted to President. Prior to joining Reata, Mr. Soni served as Senior Vice President and Chief Financial Officer of Alnylam Pharmaceuticals, Inc. from May 2017 until August 2019. From March 2016 to February 2017, Mr. Soni served as the Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a publicly held biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Mr. Soni continued as an employee of ARIAD through May 2017. Previously, Mr. Soni served as Chief Financial Officer and Treasurer of Pharmacyclics, Inc., a publicly held biopharmaceutical company, until its acquisition by AbbVie in 2015. Prior to joining Pharmacyclics, Mr. Soni worked at ZELTIQ Aesthetics Inc., a publicly held medical technology company, as corporate controller. Prior to ZELTIQ, Mr. Soni worked at PricewaterhouseCoopers in their Life Science and Venture Capital Group. Mr. Soni currently serves as a member of the board of directors of Pulse Biosciences, Inc. and Summit Therapeutics Inc., and previously served as a member of the board of directors of Arena Pharmaceuticals, Inc., each of which is a publicly traded company.  Mr. Soni graduated from Hansraj College at Delhi University in India. He is a CPA and Chartered Accountant from the Institute of Chartered Accountants of India.

Dawn C. Bir joined Reata as Chief Commercial Officer in September 2016 to develop and oversee marketing, market access, sales, training and commercial operations. Prior to joining Reata, Ms. Bir most recently served as Vice President of Sales with Pharmacyclics, LLC. From February 2013 to September 2016, she built and led their first hematology national sales organization of sales representatives, division managers and regional sales directors responsible for the launch of IMBRUVICA® in the United States and Puerto Rico. From October 2011 to February 2013, Ms. Bir served as Vice President Sales & Marketing with McKesson US Pharmaceutical, SKY Pharmaceuticals and RxPak. Prior thereto, she held positions of increasing responsibility within McKesson Corporation, Genentech, Inc. and Bristol-Myers Squibb Company. She currently serves as a member of the board of directors of Geron Corporation, a publicly traded clinical-stage pharmaceutical company. Ms. Bir holds a B.S. in Biology from Binghamton University.

Samina Khan, M.D. joined Reata as Chief Medical Officer in July 2020.  Prior to joining Reata, she served as Clinical Development Team Lead at Mitsubishi Tanabe Pharma America, Inc. from May 2017 to July 2020.  From March 2015 to April 2017, Dr. Khan served as Vice President, Clinical Development at Quark Pharmaceuticals, Inc.

In her roles at Mitsubishi Tanabe and Quark, Dr. Khan was responsible for clinical science and clinical development. She led large cross functional teams for multiple molecules in her previous positions at Mitsubishi Tanabe and Quark.  Prior to March 2015, Dr. Khan served in leadership positions at Abbott Laboratories and AbbVie Inc.  Dr. Khan attended Fatima Jinnah Medical University. She completed her residency and fellowship at Tufts Medical Center program and served as an Assistant Professor of Medicine at Tufts University School of Medicine.  She also received post-graduate training in rheumatology and immunology.  Dr. Khan received an M.P.H. from Harvard Medical School of Public Health and an M.B.A. from Brandeis University.

Andrea L. Loewen joined Reata in February 2020 and serves as the Senior Vice President, Global Regulatory Affairs.  She has more than 30 years of regulatory experience in drug development and commercial life cycle management primarily working in neurology, oncology, metabolic, renal and rare diseases.  Prior to joining Reata, Ms. Loewen served as Vice President, Global Regulatory Affairs and Quality at Retrophin (now Travere Therapeutics) from 2017 to 2020.  In this role she helped to develop multiple late-stage rare disease programs, including negotiating several phase 3 studies with global health authorities in renal and neurology indications, and managed global life cycle management and label expansion for several marketed drugs.  Prior to this, Ms. Loewen served as Vice President, Regulatory Affairs and Quality at Vital Therapies from 2013 to 2017.  Ms. Loewen started her career at Baxter Healthcare and has held increasingly senior management roles in regulatory affairs, including a 10-year tenure at Biogen and serving as Head of Global Regulatory Affairs at Shire Pharmaceuticals.  Ms. Loewen earned a bachelor’s degree in Biology from Gustavus Adolphus College and a master’s degree from Pepperdine University.

Colin J. Meyer, M.D. joined Reata as one of our first employees in 2003, served as Chief Medical Officer until July 2020 and was appointed Chief Research and Development Officer in July 2020.  Beginning in February 2022, his title was changed to Chief Innovation Officer to reflect his focus on providing strategic input on our portfolio of potential products, including indication expansion of our clinical programs, early-stage development and identifying new technology platforms, as well as supporting our regulatory submissions. Dr. Meyer received a B.S. in chemistry with specialization in biochemistry and a B.A. in biology from the University of Virginia.  He received an M.D. from the University of Texas Southwestern Medical School and an M.B.A. from Southern Methodist University Cox School of Business.

Michael D. Wortley joined Reata as Chief Legal Officer in April 2015. Prior to joining Reata, Mr. Wortley was an attorney at Vinson & Elkins L.L.P. from 1995 to March 2015, serving in various capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office, and, prior to 1995, at Johnson & Wortley, P.C., serving as Chairman of the Board and President. He currently serves as a member of the board of directors of Pioneer Natural Resources Company, a publicly traded company. Mr. Wortley earned a B.A. in Political Science from Southern Methodist University, a master’s degree in Regional Planning from the University of North Carolina at Chapel Hill and a J.D. from Southern Methodist University School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis describes the material elements of compensation earned in 2021 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers with respect to the year that ended on December 31, 2021 are:

•	J. Warren Huff, Chief Executive Officer and Chairman of the Board; Mr. Huff also served as President until February 2022, at which time Mr. Soni was promoted to this position;
•	Manmeet S. Soni, Chief Financial Officer and Executive Vice President since August 2019 prior to becoming President in February 2022 and also Chief Operating Officer since June 2020;
•	Dawn C. Bir, Chief Commercial Officer and Executive Vice President;
•

Colin J. Meyer, M.D., Chief Medical Officer and Executive Vice President, Product Development until July 2020, Chief Research and Development Officer and Executive Vice President from July 2020 until February 2022 and Chief Innovation Officer and Executive Vice President from February 2022; and

•	Michael D. Wortley, Chief Legal Officer and Executive Vice President.

These persons constitute our principal executive officer, our principal financial officer and our three other most highly paid executive officers serving during 2021.

Company Performance

Our performance in 2021 was affected by two major events.  On the positive side, we completed the processes necessary to allow us to seek approval in the United States of our drug omaveloxolone for treatment of a rare neurological disease, Friedreich’s ataxia, or FA.  Overshadowing this positive event, the United States Food and Drug Administration’s, or FDA, Cardiovascular and Renal Drugs Advisory Committee, or CRDAC, voted no on the question of whether another drug product, bardoxolone methyl, or bardoxolone, is effective in slowing the progression of chronic kidney disease, or CKD, caused by Alport syndrome.

In 2019, we completed Part 2 of our MOXIe clinical trial of omaveloxolone in patients with FA and reported a statistically significant improvement in modified Friedreich’s Ataxia Rating Scale. During 2020 and 2021, we provided the FDA with additional analysis and data to strengthen the results of the Part 2 of the MOXIe clinical trial. Based on a pre-NDA meeting in 2021 with the FDA, we completed the submission of an NDA filing with the FDA in March 2022 seeking marketing approval of omaveloxolone in patients with FA.

In 2020, we completed the second year of the Phase 3 portion of the CARDINAL trial of bardoxolone in patients with CKD caused by Alport syndrome and reported a statistically significant increase in estimated glomerular filtration rate, or eGFR, as compared to placebo after 100 weeks of treatment and a statistically significant increase in eGFR as compared to placebo at Week 104 after the withdrawal of the drug for four weeks. We submitted an NDA filing with the FDA seeking marketing approval of bardoxolone in the United States for the treatment of patients with CKD caused by Alport syndrome in February 2021. On April 26, 2021, our NDA was accepted for filing by the FDA. On December 8, 2021, the CRDAC voted no on the question of whether the provided evidence demonstrated that bardoxolone is effective in slowing the progression of CKD caused by Alport syndrome. On February 25, 2022, we received a complete response letter from the FDA denying approval of bardoxolone for the treatment of patients with CKD caused by Alport syndrome.

In 2021, we made the final $80 million payment to AbbVie, Inc. in connection with the reacquisition of the development, manufacturing and commercialization rights to our Nrf2 platform originally licensed to AbbVie in 2010 and 2011.

Executive Compensation Highlights

Our compensation program underpins our strategy of delivering sustainable, long-term growth through continued innovation and other steps to enhance stockholder value. Although our compensation philosophy encourages our employees to operate for the long-term, major current events do impact our named executive officers’ compensation, and the decisions related to our named executive officers’ base salaries, bonus payouts and equity grants reflect the challenges we faced during 2021 with bardoxolone:

•	2021 total compensation for our Chief Executive Officer was reduced 37% from 2020, which included a 37% reduction to Mr. Huff’s 2021 equity grant to recognize Reata’s lower stock price.
•	None of named executive officers was provided a base salary increase in 2021, and our Chief Executive Officer’s salary was also kept flat in 2022.
•

Our 2021 performance resulted in bonus achievement of 75% of target, which was the lowest funding percentage since we became a public company in 2016.  However, our Chief Executive Officer and the compensation committee mutually agreed that no bonus was earned by our Chief Executive Officer for 2021 in recognition of the Company’s stock price and clinical performance.

•

In 2021, a majority of the value of the equity grant to our Chief Executive Officer and a substantial portion of the value of the equity grants to our remaining named executive officers was in the form of performance-based restricted stock units which do not begin vesting unless high value creation events are achieved, including the first commercial sale of a drug product and positive results in a proof of concept trial with our third drug product.

•

No annual equity awards were granted to our Chief Executive Officer for 2022, which will further reduce his 2022 compensation relative to 2021 as the value of his 2021 equity award was approximately $7.6 million, including approximately $4.2 million of performance equity awards (2022 compensation decisions will be disclosed in our 2023 proxy statement).

Stockholder Engagement

In evaluating our executive compensation program, the compensation committee considers a number of factors, as discussed in this Compensation and Analysis section, including feedback we receive from our stockholders about our executive compensation program. At our 2021 annual meeting, our say-on-pay proposal received support from 75.9% of the votes cast by our stockholders on the matter. While this vote was a non-binding advisory vote, our compensation committee believes that our stockholders, through this advisory vote, generally endorsed our compensation philosophy and principles. However, our compensation committee made decisions that resulted in a reduction of 2021 CEO compensation value as reported in the Summary Compensation Table by 37% compared to 2020 to recognize that 2020 CEO compensation was relatively high because our stock price was $207.20 at the time 2020 equity awards were made.  All of the CEO’s 2020 equity awards and his 2021 stock option awards are currently underwater and provide no in-the-money value, while his 2021 performance-based restricted stock unit awards have not begun vesting because the performance targets have not been met.

We remain committed to engagement with our stockholders to ensure that we continue to understand stockholder feedback about our compensation program and other key matters of interest to them, and to enable us to take feedback into consideration for our compensation decisions.

Our stockholders have the opportunity annually to cast a non-binding advisory vote in connection with compensation for our named executive officers. Consistent with the recommendation of our Board and the preferences of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2020 annual meeting of stockholders, we intend to provide for annual non-binding advisory votes on the compensation of our named executives. The next non-binding advisory vote on the frequency of the non-binding advisory vote on the compensation of our named executive officers will occur at the 2026 annual meeting of stockholders.

Compensation Philosophy and Objectives

Our compensation programs have been designed to support a long-term commitment to science and innovation which is critical to achieving our mission. Equally important is our ability to engage all of our employees in our mission and to create an ownership culture that encourages our employees to operate for the long term. We believe that our compensation model has helped us establish a culture where employees focus on our mission and the drug development process. The emphasis on the long term is a core Company belief.

We award equity-based pay to all employees annually, and newly-hired employees receive an award on the commencement of employment, to ensure that, if we deliver products for our patients and value for our stockholders, all employees share in the potential upside growth. In 2021, we granted both stock options and restricted stock units to all employees, although stock options continued to be the majority of the value of the annual equity grants. We use stock options because we view them as inherently performance-based and aligned with our stockholders’ interests as no in-the-money value is delivered unless the Company’s stock price increases. In addition, stock options reward our employees for increasing stockholder value over the entire 10-year option term, which we believe is consistent with the drug discovery/development cycle. We also believe that the performance-based nature of stock options is enhanced for companies like Reata whose stock price is directly impacted by the development of the drug pipeline. We started incorporating restricted stock units to reduce the number of awards granted under our Second Amended and Restated Long Term Incentive Plan, or LTIP, to enhance our ability to attract highly-qualified personnel in a competitive market and because we believe that restricted stock units are part of a balanced portfolio of equity awards.

Executive Officers

Our philosophy in setting compensation policies for executive officers has three fundamental objectives: (1) to attract, retain and motivate a highly-skilled team of executives, (2) to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and (3) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of an executive officer’s compensation to increases in stockholder value. The compensation committee believes that executive compensation should be directly linked to both continuous improvements in corporate performance and accomplishments that are expected to increase stockholder value. In furtherance of this goal, the compensation committee has adhered to the following guidelines as a foundation for decisions that affect the levels of executive compensation:

•

Provide a competitive total compensation package that enables us to attract, retain and motivate highly qualified executives with the skills and experience required for the achievement of business goals;

•	Align compensation elements with our annual goals and long-term business strategies and objectives;
•

Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate goals and objectives; and

•	Align executives’ incentives with the creation of stockholder value.

The compensation committee has historically compensated executive officers with three main compensation components: a base salary, an annual bonus opportunity and equity-based compensation. The compensation committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the award of stock options, restricted stock units or other equity awards aligns the objectives of management with those of our stockholders with respect to the long-term performance and success of the Company.

In setting compensation levels for our executive officers, the compensation committee does not formulaically benchmark against any one specific reference point. Instead, it considers a variety of factors, including:

•	individual performance of, and overall management of the function by, the executive, as well as our overall corporate performance, during the prior year;
•	level of responsibility, including breadth, scope and complexity of the position;
•	level of experience and expertise of the executive;
•	internal review of the executive’s compensation relative to other executives to ensure internal equity;
•	executive officer compensation levels at other similar companies to ensure competitiveness; and
•	recruiting and retention market dynamics.

Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives, including the achievement of corporate goals and objectives. In 2019, 2020 and 2021, a significant portion, and in 2020 and 2021 with respect to our Chief Executive Officer a majority, of the value of equity awarded to our executive officers has been performance-based, where the vesting of the awards does not begin unless and until certain performance targets have been met within a certain timeframe to prevent forfeiture of the performance-based equity award.

Best Practices

In addition to our compensation elements, the following compensation program features are designed to align our named executive officers’ interests with stockholder interests and market best practices:

•

We prohibit our employees, including our named executive officers, from engaging in hedging transactions that transfer, with respect to equity compensation received by an employee, all or a portion of the risk of a decline in the market price of shares of our stock;

•	We prohibit our employees, including our named executive officers, from pledging our securities;
•	We do not offer our named executive officers any substantially enhanced benefits or perquisites when compared with our overall employee population;
•

We have established a long-term incentive program applicable to all current employees, including our named executive officers, to further tie compensation to performance and focus employee efforts on corporate goals and objectives; see “—Equity Compensation—Equity Grants in 2021”;

•

In the last three years through 2021, a substantial portion of the value of the long-term incentive program for our named executive officers, and in 2020 and 2021, with respect to our Chief Executive Officer, a majority of the value of the equity grant, includes performance-based equity awards; and

•	Our equity award performance targets are rigorous enough that none of the performance-based equity awards made in 2020 and 2021 has been earned to date.

Roles in Determining Compensation

Compensation Committee

The Board has delegated to the compensation committee the responsibility to ensure that total compensation paid to our executive officers is consistent with our compensation policy and objectives. The compensation committee oversees and approves all compensation arrangements and actions for our executive officers. While the compensation committee draws on a number of resources, including input from the Board, the Chief Executive Officer and its independent compensation consultant, to make decisions regarding our executive compensation program, ultimate decision-making authority rests with the compensation committee. The compensation committee retains discretion over base salaries, annual bonuses and equity compensation for executive officers. The compensation committee relies upon the judgment of its members in making compensation decisions, after reviewing our corporate performance and carefully evaluating an executive’s performance during the year against established corporate goals, operational performance and business responsibilities. In addition, the compensation committee incorporates discretion in the assessment process to respond to and adjust for the evolving business environment.

Compensation Consultant

The compensation committee has retained the services of an independent, external compensation consultant, which compensation consultant was Radford through 2020 and FW Cook in 2021. The mandate of the consultant is to assist the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, benchmarking with our peers in the industry and other technical considerations, including tax- and accounting-related matters. The compensation committee annually evaluates the compensation consultant’s performance and determines whether to engage the compensation consultant or another compensation consultant and has the final authority to engage and terminate the compensation consultant’s services. Our compensation committee has assessed the independence of FW Cook consistent with Nasdaq listing standards and has concluded that the engagement of FW Cook does not raise any conflict of interest.

Chief Executive Officer

The Chief Executive Officer attends compensation committee meetings and works with the compensation committee chairman and the compensation consultant to develop compensation recommendations for the executive officers, based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year, competitive market considerations and other factors deemed relevant by the compensation committee. The recommendations are then submitted to the compensation committee for review and consideration. The compensation committee works directly with the compensation consultant to evaluate the performance of the Chief Executive Officer and determine compensation for the Chief Executive Officer. The Chief Executive Officer is not present at meetings of the compensation committee when his compensation is being determined.

Defining and Comparing Compensation to Market Data

While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the compensation committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our named executive officers, our compensation committee, using information provided by the compensation consultant, established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries based on a balance of the following criteria:

•	companies with drugs in late-stage development, as well as recently commercial companies;
•	companies with comparable market capitalization; and
•	companies with similar employee headcounts.

The compensation committee reviews our list of peer companies annually to determine if revisions are needed to reflect changes in our development status, market capitalization, changes in individual peer companies and other factors.

2021 Peer Group

Our 2021 peer group established in 2020 that was used to evaluate executive salaries, target bonus percentages and equity awards for 2021 was selected by the compensation committee based on Radford’s recommendation in September 2020 and is comprised of the following 21 publicly traded companies in the pharmaceutical and biotechnology industries, which recommendation was based on their stage of development and commercialization, market capitalization, and employee headcount:

Acceleron Pharma Inc.	Immunomedics, Inc.
Agios Pharmaceuticals, Inc.	Insmed Inc.
Alnylam Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Mirati Therapeutics, Inc.
Biohaven Pharmaceutical Holding Co. Ltd.	MyoKardia Inc
bluebird bio, Inc.	Nektar Therapeutics
Blueprint Medicines Corp	Neurocrine Biosciences, Inc.
Bridge Bio Pharma, Inc.	Sage Therapeutics, Inc.
Exelixis Inc.	Sarepta Therapeutics, Inc.
FibroGen, Inc.	Ultragenyx Pharmaceutical Inc.
Global Blood Therapeutics, Inc.

2022 Peer Group

In 2021, the compensation committee engaged FW Cook to assist in reviewing our 2021 peer group and in suggesting revisions, as appropriate. Our 2022 peer group, which was used to evaluate executive salaries, target bonuses and equity grants for 2022, was selected by the compensation committee based on FW Cook’s recommendation in September 2021 and is comprised of the following 18 publicly traded companies in the pharmaceutical and biotechnology industries, which recommendation was based on their stage of development and commercialization, and market capitalization:

Acadia Pharmaceuticals Inc.	Blueprint Medicines Corp.	Mirati Therapeutics, Inc.
Acceleron Pharma Inc.	BridgeBio Pharma, Inc.	Nektar Therapeutics
Agios Pharmaceuticals, Inc.	Exelixis Inc.	Neurocrine Biosciences, Inc.
Alnylam Pharmaceuticals, Inc.	FibroGen, Inc.	PTC Therapeutics, Inc.
Amicus Therapeutics, Inc.	Global Blood Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Biohaven Pharmaceutical Holding Co. Ltd.	Ionis Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.

We believe that the compensation practices of our 2022 peer group provided us with appropriate compensation benchmarks for evaluating the salaries, target cash bonus percentages and equity grants our named executive officers for 2022. The changes in the peer group from 2021 to 2022 were made to remove peer group companies that were acquired or to reflect our market capitalization and employee base at the time of determination of the peer group.

Annual Performance Reviews

Our compensation committee conducts an annual performance review of our named executive officers in the fourth quarter of each year. By December, base salaries, target bonus percentages and equity awards for the following year are approved. Bonuses awarded for 2021 were determined in December 2021 and paid in March 2022. With respect to 2022 and the years thereafter, we anticipate that the annual performance review of our named executive officers will occur early in the following year. Therefore, base salaries and target bonus percentages for 2023 are expected to be set in early 2023, the equity grant is expected to occur in early 2023, and cash bonuses for 2022 are expected to be set and paid in early 2023. For purposes of determining potential payments under our corporate cash bonus plan, or bonus plan, annual corporate goals are established and set forth in writing prior to or shortly after the beginning of the year in question. Our compensation committee determines the amounts that will be paid to our named executive officers under our bonus plan after carefully (1) reviewing overall corporate performance against the corporate goals established for the year, which establishes the amount of the available bonus pool for all employees, including our named executive officers; (2) evaluating each named executive officer’s annual contribution to the achievement of the established corporate goals; and (3) reviewing any notable positive or negative individual performance.

Our compensation committee may also review and adjust the compensation of our executive officers throughout the course of the year.

Base Salary

Overview

The compensation committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. The compensation committee’s choice of actual pay levels versus our competitive market reflects consideration of our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable.

2021 Base Salaries

The compensation committee engaged Radford to conduct a competitive review and analysis of our current executive compensation program relative to our 2021 peer group. Radford prepared an executive compensation assessment report that provided a competitive assessment of our executive compensation program as compared to the 2021 peer group data for 2021 base salaries, target cash bonus percentages and equity compensation.

For 2021, the base salaries for Mr. Huff, Mr. Soni, Ms. Bir, Dr. Meyer and Mr. Wortley were not increased. The compensation committee determined that the current base salaries were within an acceptable range near the 50th percentile in salaries compared to peer companies, which percentile is one of the factors taken into consideration by the compensation committee in setting base salaries. Mr. Huff’s 2020 and 2021 base salary was below the 50th percentile.

The following table shows the base salaries for our named executive officers in 2020 and 2021:

Name	Title	2021 Base Salary	2020 Base Salary		Percentage Increase (%)
J. Warren Huff	Chief Executive Officer and Chairman of the Board	$636,400	$636,400		0.0%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	$545,900	$545,900		0.0%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	$422,000	$422,000		0.0%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	$540,000	$540,000	(1)	0.0%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	$421,100	$421,100		0.0%

(1)	Dr. Meyer was appointed Chief Research and Development Officer in July 2020, at which time his annual salary was increased from $490,200 to $540,000.

Annual Bonus

Overview

Our bonus plan, for named executive officers as well as all other employees, provides an opportunity for cash bonus awards based upon the attainment of annual corporate goals. The annual corporate goals for 2021 were approved by our compensation committee in December 2020. Certain goals were added or modified by the compensation committee in February 2021, as detailed below. Corporate goals for 2021 included drug approval goals, strategic development and regulatory goals, operational goals and corporate and financial goals. Each goal is allocated a certain number of points, and the achievement of 100 points by achieving a combination of goals would result in establishing a target bonus pool for all employees, including our named executive officers, of 25% of annual salaries of all employees. The achievement of more or less than 100 points results in prorating the target bonus pool with a maximum cap of 120 points (or a maximum bonus pool equal to 30% of annual salaries of all employees).

For purposes of determining the bonuses of the named executive officers, the Company achieved a combination of goals resulting in 75 points being attained in 2021. The compensation committee has the discretion to increase or decrease the bonus pool, and the final amount of the bonus pool does not determine the actual amount of any employee’s bonus, including any named executive officer.

The summarized 2021 corporate goals that were achieved, and to which 75 points were allocated and awarded, are:

1.Acceptance of the NDA for bardoxolone in CKD caused by Alport syndrome;

2.Acceptance by the EMA of an MAA for bardoxolone in CKD caused by Alport syndrome;

3.Ensure launch readiness of bardoxolone in the United States;

4.Increase disease education and awareness by the medical science liaison team to ensure certain levels of coverage, which levels of coverage were attained by the third quarter of 2021;

5.Execute 1,500 genetic tests through our KIDNEYCODE® genetic testing program by 2021 year-end;

6.Establish infrastructure and capabilities to enable commercialization in the European Union; and

7.Maintain a cash balance of at least $500 million and meet the approved budget.

The summarized 2021 corporate goals that were not achieved, and to which 105 points were allocated but not awarded, are:

8.Obtain an approval for bardoxolone in CKD caused by Alport syndrome in 2021;

9.(a) Initiation of a new pivotal trial for omaveloxolone in FA in the second half of 2021, or alternatively (b) acceptance of an NDA filing for omaveloxolone for patients with FA in the second half of 2021;

10.Acceptance by the EMA of an MAA of omaveloxolone for patients with FA in the fourth quarter of 2021;

11.Enrollment of the first patient in a Phase 2 clinical trial of RTA 901 in the fourth quarter of 2021;

12.(a) Enroll 550 patients in the FALCON trial by the end of 2021, or alternatively (b) enroll 550 patients in the FALCON trial by November 30, 2021; and

13.Execute a business development transaction that provides cash proceeds in upfront and near-term milestones during 2021 and 2022.

In February 2021, which was early in the fiscal year, the compensation committee made the following additions and modifications to the December 2020 goals for 2021: (a) goal number 1 (which was achieved) was added in recognition of the fact that goal number 8 would be unachievable in 2021 if the FDA accepted our NDA of bardoxolone for patients with CKD caused by Alport syndrome but decided to conduct a standard ten-month review rather than a sixth-month priority review; (b) goals 12(a) and 12(b) (which were not achieved), were revised by increasing the target patient enrollment numbers due to a planned amendment to the FALCON clinical trial protocol, moving the target date of goal 12(a) from the third quarter to the fourth quarter of 2021, and moving the target date of goal 12(b) from December to November 2021; and (c) goal number 13 (which was not achieved) was added as an incentive to continue to maintain a strong balance sheet.

All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities and potential impact on performance, as well as peer group competitive data for similarly situated positions. Actual payouts are based upon achievement with respect to the established corporate goals as well as any factors deemed relevant by the compensation committee with respect to any individual executive officer.

2021 Bonuses

For 2021, our compensation committee set the annual targets for our named executive officers’ bonuses as a percent of base salary generally near the 50th percentile of our 2021 peer group, which resulted in no change to the targets from 2020, except that Mr. Soni’s and Dr. Meyer’s target bonus percentages were increased from 45% to 50% to better align with the 50th percentile of our peer group. The compensation committee utilizes these peer group benchmarks as one factor among many factors in determining the target bonus level for each named executive officer. The target bonuses, as a percentage of base salary, for the named executive officers for 2021 are set forth in the following table:

Name	Title	Target Bonus for 2021 (% of Base Salary)
J. Warren Huff	Chief Executive Officer and Chairman of the Board	65%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	50%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	45%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	50%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	45%

Achievement of Goals and Relationship to Compensation Awarded

The level of achievement of corporate goals and individual performance are the most heavily weighted considerations during the compensation committee’s determination of annual bonus amounts for the named executive officers. As stated above under “Annual Bonuses – Overview”, the level of attainment of the 2021 corporate goals for purposes of determining the bonuses of the named executive officers was 75 points.  The compensation committee also considers Mr. Huff’s recommendations as to the appropriate level of bonus for each named executive officer based on his assessment of their overall performance for the prior year.

For 2021, Mr. Huff and the compensation committee mutually agreed that no bonus was earned by Mr. Huff for 2021 in recognition of the Company’s stock price and clinical performance.  The compensation committee determined that bonuses for the other named executive officers would be paid at 75% of their target bonuses based on the attainment of the 2021 corporate goals at the 75 point level rather than at the 100 point level.

The 2021 bonus awards for performance in 2021 were approved as set forth in the following table:

Name	Title	2021 Target Bonus	2021 Target Bonus as of Percentage of 2021 Base Salary	2021 Actual Bonus	2021 Actual Bonus as of Percentage of 2021 Base Salary
J. Warren Huff	Chief Executive Officer and Chairman of the Board	$413,660	65%	$0	0%
Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and President	$272,950	50%	$204,752	37.5%
Dawn C. Bir	Chief Commercial Officer and Executive Vice President	$189,900	45%	$142,425	33.8%
Colin J. Meyer, M.D.	Chief Innovation Officer and Executive Vice President	$270,000	50%	$202,500	37.5%
Michael D. Wortley	Chief Legal Officer and Executive Vice President	$189,495	45%	$142,121	33.7%

The bonuses awarded under our 2021 annual bonus program were paid in March 2022.

Equity Compensation

Overview

As an additional component of our compensation program, executive officers have historically been eligible to be awarded equity compensation in the form of stock options. Beginning in 2021, the compensation committee added restricted stock units to the executive officer equity compensation program. The compensation committee awards stock options and restricted stock units annually to executive officers to recognize their contributions to the achievement of corporate objectives, to align their interests with those of our stockholders by creating value tied to the performance of our stock price and for retention and motivation purposes. With respect to the equity compensation granted to the named executive officers in 2021, the stock options were time-based and the restricted stock units were performance-based. The performance-based restricted stock units constituted a majority of the value of the equity grant to Mr. Huff and a substantial portion of the value of the equity grant to the other named executive officers. In determining the form and value of an annual grant, the compensation committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions and our overall performance relative to corporate goals.

Under the terms of our LTIP, pursuant to which all equity grants are currently made, the exercise price of any stock options awarded must be equal to at least 100% of the fair market value of our Class A common stock or Class B common stock (which is deemed to be the closing sales price on The Nasdaq Global Select Market of our Class A common stock on the date of grant), as applicable. In 2021 and thereafter, stock options are only awarded for shares of our Class A common stock, not shares of our super-voting Class B common stock. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although in the last four years, including 2022, we have made the annual equity grants on the first business day of each year. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives.

Authority to make equity grants to executive officers rests with the compensation committee. Recommendations for equity grant guidelines are made by the compensation committee’s compensation consultant based on grant values or percentage of company for similarly situated executive positions in our peer group companies and accounting for dilution constraints. Our Chief Executive Officer recommends grants for individual executives taking into consideration those guidelines. The compensation committee then reviews and considers our Chief Executive

Officer’s recommendation and recommends the final grant amounts to a subcommittee of the compensation committee, which approves the final grant amounts. The annual equity awards to named executive officers in 2021 were both time-based awards and performance-based awards as discussed below under “2021 Annual Equity Grants”.

We believe that annual equity awards serve as a useful performance recognition mechanism, encouraging the retention of executive officers by maintaining their focus on our long-term performance, as well as on the achievement of specific performance targets. Our typical option awards to executive officers have a term of 10 years. Our typical annual time-based awards to executive officers (including our named executive officers)  vest and become exercisable quarterly over a period of four years. Our typical annual performance-based awards either vest 25% on the achievement of the performance target with the remainder of the award vesting quarterly thereafter over a three-year period, or vest quarterly over a four-year period, with vesting being deferred until the achievement of the performance target.  The performance target must be met within a set timeframe.

The compensation committee reviews the compensation consultant’s peer company information and awards stock options or stock options and restricted stock units, as applicable, that permit the executive officers to achieve equity value at or above competitive levels if the performance targets of the performance-based stock options or the performance-based restricted stock units, as applicable, are met.

2021 Annual Equity Grants

In December 2020, the compensation committee approved the grant of annual equity awards on January 4, 2021 for our named executive officers. These annual equity awards were granted as time-based stock options and performance-based restricted stock units to all named executive officers. In each case, the awards relate to shares of our Class A common stock. With respect to the annual equity awards, each named executive officer other than Mr. Huff received the same proportion of stock options and performance-based restricted stock units (one restricted stock unit for every two stock options). Mr. Huff received a higher proportion of performance-based restricted stock units (56% of value), resulting in a majority of the value of Mr. Huff’s equity grant being awarded in the form of performance-based restricted stock units. The time-based stock options vest quarterly over four years.

With respect to the performance-based restricted stock units granted to the named executive officers, (1) 50% of the restricted stock units will vest 25% on the date that the compensation committee makes a determination that there has previously been a commercial sale of any product by Reata, and (2) with respect to the remaining 50% of the performance-based restricted stock units, 25% of the restricted stock units will vest on the date that the compensation committee determines that the results of a phase 2 clinical trial of RTA 901 are sufficient to merit proceeding with a phase 3 clinical trial of RTA 901. In each case, the remaining unvested performance-based restricted stock units vest quarterly over the three years following the initial vesting event. In all cases, the performance standards must be met by a certain date to prevent forfeiture of the restricted stock units.  None of the performance targets had been achieved as of April 13, 2022.

The table below sets forth the annual grant of time-based stock options and performance-based restricted stock unit awards in 2021 to our named executive officers:

Name	Date of Grant	Number of Stock Options	Number of Performance-Based Restricted Stock units	Total Grant Date Fair Value
J. Warren Huff	January 4, 2021	44,600	35,000	$7,639,523
Manmeet S. Soni	January 4, 2021	24,000	12,000	$3,279,358
Dawn C. Bir	January 4, 2021	16,500	8,250	$2,254,559
Colin J. Meyer, M.D.	January 4, 2021	24,000	12,000	$3,279,358
Michael D. Wortley	January 4, 2021	16,500	8,250	$2,254,559

The exercise price of all of the stock options awarded to the named executive officers on January 4, 2021 is $121.29 per share of Class A common stock.  None of the options has in-the-money value at the April 13, 2022 closing price of $36.50.

2021 Special Performance-Based Options

In addition to the annual grant of equity awards, in 2021 Messrs. Soni, Meyer and Wortley received an additional grant of performance-based stock options.  This grant was made to compensate them, if successful, in their key roles in managing the Company’s preparation for marketing approval of bardoxolone for CKD caused by Alport syndrome and if the market price of our common stock increased over the $129.33 exercise price of the stock options.

The performance-based stock options granted to these named executive officers will vest 50% on the date the FDA grants market approval of bardoxolone for treatment of patients with CKD caused by Alport syndrome, with the remainder of the stock options vesting on the one-year anniversary date of the initial vesting date. In all cases the performance target has to be met by a certain date, to prevent forfeiture of the performance-based stock options.

The table below sets forth all performance-based stock option awards in 2021 to our named executive officers:

Name	Date of Grant	Number of Stock Options	Total Grant Date Fair Value
Manmeet S. Soni	March 2, 2021	35,000	$2,848,506
Colin J. Meyer, M.D.	March 2, 2021	35,000	$2,848,506
Michael D. Wortley	March 2, 2021	15,000	$1,220,788

The exercise price of all of the stock options awarded to the named executive officers on March 2, 2021 is $129.33 per share of Class A common stock. None of these stock options has been earned, and none of these stock options has in-the-money value at the April 13, 2022 closing price of $36.50.

Compensation Changes for 2022

Base Salaries

For 2022, except for Mr. Wortley, there were no increases in base salaries for our other named executive officers. Mr. Wortley’s base salary was increased from $421,100 in 2021 to $514,000 in 2022.

Annual Target Bonuses

For 2022, target bonuses for all named executive officers remained the same as their 2021 levels.

2022 Annual Equity Awards

Our Chief Executive Officer, Mr. Huff, did not receive an annual equity grant in 2022. Mr. Huff and the compensation committee mutually agreed that Mr. Huff would not receive a 2022 annual equity grant in light of the stock price decline late in 2021 after the negative outcome at the FDA CRDAC meeting to consider our NDA of bardoxolone for the treatment of patients with CKD caused by Alport syndrome.

With respect to our other named executive officers, the table below sets forth their annual grant of stock options and restricted stock units:

Name	Date of Grant	Number of Time-Based Stock Options	Number of Time-Based Restricted Stock units	Number of Performance-Based Stock Options	Number of Performance-Based Restricted Stock units	Total Grant Date Fair Value
Manmeet S. Soni	January 3, 2022	100,000	50,000	-	-	$2,980,829
Dawn C. Bir	January 3, 2022	70,000	35,000	-	-	$2,086,580
Colin J. Meyer, M.D.	January 3, 2022	70,000	35,000	30,000	15,000	$2,980,829
Michael D. Wortley	January 3, 2022	70,000	35,000	-	--	$2,086,580

The stock options have an exercise price of $27.32 per share, and the time-based stock options and time-based restricted stock units vest quarterly over four years.

The performance-based stock options and performance-based restricted stock units vest quarterly over four years; however, the vesting is deferred until the date that both (a) the FDA has granted approval of omaveloxolone for the treatment of patients with Friedreich’s ataxia and (b) the compensation committee, upon recommendation of the Chief Executive Officer, approves the cessation of the vesting deferral. If the performance target is met, the stock options and the restricted stock units will be vested on the date of performance target is met as if the vesting had never been deferred. The performance target must be met within a certain period of time.

Employment Agreements

We have written employment agreements with each of our executive officers. The agreements are described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards-Employment Arrangements with Our Named Executive Officers” and “Potential Payments Upon Termination or Change in Control.” The agreements with our executive officers provide for at-will employment. Each agreement sets forth the compensation and other benefits that an executive officer is entitled to receive during employment and the severance and other benefits that an executive officer is entitled to receive in various severance scenarios and upon a change in control. We believe these employment agreements help us (i) attract highly-qualified executive officers, (ii) retain these key employees and (iii) maintain the focus of an executive officer on our business and mitigate the distractions caused by the possibility that we may be a target of an acquisition. Also, agreeing upon severance benefits in advance helps minimize potential disputes on termination of employment.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance. In each case, participation is on the same basis as other employees, subject to applicable law, except that the executive officers have additional company-paid disability insurance and are entitled to an annual Company-paid health exam. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those benefits provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Reliable and competitive health, welfare and vacation benefits ensure that we have a productive and focused workforce. In addition to these benefits, in connection with Mr. Soni’s employment in 2019, we agreed to provide Mr. Soni with certain relocation and housing benefits and to make tax payments to Mr. Soni to offset the taxes he incurs with respect to these benefits and the tax payments. These benefits and tax payments for Mr. Soni are included in the Summary Compensation Table.

The retirement savings plan for which our executive officers are eligible is a tax-qualified retirement savings plan, or 401(k) Plan, pursuant to which the executive officers can contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We make dollar-for-dollar matching contributions, with a maximum annual contribution by the Company of $6,000. The value of this matching benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table. All of our employees are eligible to participate in the 401(k) Plan on the same terms as the executive officers.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated certificate of incorporation and our second amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and second amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board. In addition, we have entered into an indemnification agreement with each of our named executive officers and directors.

Accounting Considerations

Under the Accounting Standards Codification, or ASC, Topic 718, we are required to estimate and record an expense at the measurement date for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Allocation of Compensation

There is no pre-established policy or target percentage for the allocation of compensation, although a majority of an executive’s compensation will be equity awards, and a majority of the value of an equity grant to our Chief Executive Officer will be performance-based equity. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation. In 2021, the largest portion of compensation to each of our named executive officers was in the form of equity compensation.

Risk Management and Mitigation

In reviewing the compensation structure in 2021, the compensation committee also considered how our compensation policies may affect our risk profile and how compensation policies may be used to mitigate risks facing us. More specifically, the compensation committee considered the general design philosophy of our policies for employees whose conduct would be most affected by incentives established by compensation policies. In considering these issues, the compensation committee believes that the use of performance-based long-term equity awards did not appear to create undue risks for us or encourage excessive risk-taking behavior on the part of employees. Both time- and performance-based equity awards vest over several years, meaning that long-term value creation, contrasted with short-term gain, presents the best opportunity for employees to profit from these awards.

With respect to bonus awards, the amount of an individual’s award depends principally on our overall corporate performance, which reduces the ability and incentive for an individual to take undue risks in an effort to increase the amount of his or her bonus award for a particular year. For 2021, our corporate goals were reviewed and approved by the compensation committee and are considered to be generally of the nature that would not encourage or reward excessive risk taking. Additionally, the compensation committee monitors our corporate performance throughout the year and has the ability to intervene in instances where our actions vis-à-vis our performance goal attainment would be considered unduly risky, so that the compensation committee may act to prevent or penalize such actions.

As a result, we do not believe that our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the compensation committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the compensation committee of the Board of Directors as of April 13, 2022.

Jack B. Nielsen, Chairman

Martin W. Edwards, M.D.

R. Kent McGaughy, Jr.

William D. McClellan, Jr.

William E. Rose

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our next three highest-paid executive officers, for each year that they were deemed to be named executive officers.

Name and principal position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards(3)	All Other Compensation(4)	Total
J. Warren Huff	2021	$636,400	$-	$-	$3,389,373	$6,000	$4,031,773
Chief Executive Officer and	2020	$636,400	$413,660	$-	$5,341,070	$5,000	$6,396,130
Chairman of the Board	2019	$578,500	$600,540	$-	$4,346,850	$16,715	$5,542,605
Manmeet S. Soni (5)	2021	$545,900	$204,752	$-	$1,823,878	$401,214	$2,975,743
Chief Operation Officer, Chief	2020	$545,900	$445,700	$-	$3,338,169	$136,125	$4,465,894
Financial Officer and President	2019	$179,385	$408,873	$-	$11,603,086	$70,243	$12,261,587
Dawn C. Bir	2021	$422,000	$142,425	$-	$1,253,916	$5,000	$1,823,341
Chief Commercial Officer and	2020	$422,000	$239,900	$-	$3,204,642	$5,000	$3,871,542
Executive Vice President	2019	$375,100	$287,550	$-	$1,309,749	$3,500	$1,975,899
Colin J. Meyer, M.D. (6)	2021	$540,000	$202,500	$-	$1,823,878	$-	$2,566,378
Chief Innovation Officer and	2020	$513,951	$381,400	$-	$3,338,169	$-	$4,233,520
Executive Vice President	2019	$445,600	$389,467	$-	$1,347,713	$-	$2,182,780
Michael D. Wortley	2021	$421,100	$142,121	$-	$1,253,916	$-	$1,817,137
Chief Legal Officer and	2020	$421,100	$339,500	$-	$3,204,642	$-	$3,965,242
Executive Vice President	2019	$382,800	$341,400	$-	$1,309,749	$-	$2,033,949

(1)	The amounts reported in this column represent the amount of the annual cash bonus paid to each named executive officer plus, in the case of Mr. Soni in 2019, a $150,000 sign-on bonus.
(2)

Mr. Soni received a grant of 50,000 performance-based restricted stock units on August 28, 2019, the date of the commencement of his employment. On January 4, 2021, each of the named executive officers received grants of performance-based restricted stock units. In accordance with ASC Topic 718, the accounting cost of these restricted stock units has not been recorded in the Company’s financial statements as the outcome of the performance condition was not considered probable as of the grant date. The accounting value of the performance-based restricted stock units not represented in this column for 2019 for Mr. Soni, assuming that the highest level of performance continues were achieved, is $3,635,000. The accounting value of the performance-based restricted stock units not represented in this column for 2021, assuming that the highest level of performance conditions were to be achieved, is as follows; Mr. Huff, $4,245,150; Mr. Soni, $1,455,480; Ms. Bir, $1,000,643; Dr. Meyer, $1,455,480; and Mr. Wortley, $1,000,643.

(3)

The amounts reported in this column for a fiscal year represent the grant date fair value of the stock options granted to our named executive officers during the fiscal year, as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, for a discussion of assumptions made by us in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the options. In accordance with ASC Topic 718, the accounting cost of the performance-based stock options has not been recorded in the Company’s financial statements as the outcome of the performance conditions was not considered probable as of the grant date, therefore only the time-based stock options are reflected within the table above for the 2019, 2020 and 2021 years. The accounting value of performance-based stock options not represented in this column for 2021 is as follows: Mr. Soni, $2,848,506, Dr. Meyer, $2,848,506; and Mr. Wortley, $1,220,788. The accounting value of performance-based stock options not represented in this column for 2020, assuming that the highest level of performance conditions were to be achieved, is as follows: Mr. Huff, $16,023,211; Mr. Soni, $ 3,338,169; Ms. Bir, $3,204,642; Dr. Meyer, $3,338,169; and Mr. Wortley, $3,204,642. The accounting value of performance-based stock options not reported in this column for 2019, assuming that the highest level of performance conditions were to be achieved, is as follows: Mr. Huff, $4,346,850; Mr. Soni, $2,320,617; Ms. Bir, $1,309,749; Dr. Meyer, $1,347,713; and Mr. Wortley, $1,309,749. The performance conditions were met in 2019 for all named executive officers except Mr. Soni.

(4)

In 2021, for Mr. Huff, the amount represents the Company’s 401(k) Plan matching contribution; for Mr. Soni, the amount represents disability insurance premiums ($5,627), a Company-paid health exam ($3,999), the Company’s 401(k) Plan matching contribution ($6,000) and, in connection with Mr. Soni’s relocation, relocation costs ($134,658), housing allowance ($102,000) and tax gross up ($148,930); and for Ms. Bir, the amount represents the Company’s 401(k) Plan matching contribution.

(5)	Mr. Soni commenced employment with us on August 28, 2019.
(6)	Dr. Meyer’s annual salary was increased from $490,200 to $540,000 in July 2020 when he was appointed Chief Development and Research Officer.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during 2021.

Name	Date of Grant	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
J. Warren Huff	1/4/2021	-	44,600	$121.29	$3,389,373
	1/4/2021	17,500(1)	-	-	$-
	1/4/2021	17,500(1)	-	-	$-
Manmeet S. Soni	3/2/2021	35,000(2)	-	$129.33	$-
	1/4/2021	-	24,000	121.29	$1,823,878
	1/4/2021	6,000(1)	-	-	$-
	1/4/2021	6,000(1)	-		$-
Dawn C. Bir	1/4/2021	-	16,500	$121.29	$1,253,916
	1/4/2021	4,125(1)	-	-	$-
	1/4/2021	4,125(1)	-	-	$-
Colin J. Meyer, M.D.	3/2/2021	35,000(2)	-	$129.33	$-
	1/4/2021	-	24,000	121.29	$1,823,878
	1/4/2021	6,000(1)	-	-	$-
	1/4/2021	6,000(1)	-	-	$-
Michael D. Wortley	3/2/2021	15,000(2)	-	$129.33	$-
	1/4/2021	-	16,500	121.29	$1,253,916
	1/4/2021	4,125(1)	-	-	$-
	1/4/2021	4,125(1)	-	-	$-

(1)

The amount represents the performance-based restricted stock units granted to all named executive officers. The performance-based restricted stock units are reported on two separate lines due to different performance-based vesting conditions, as described in “Compensation Discussion and Analysis-Equity Compensation-Equity Grants in 2021”.

(2)	The amount represents performance-based stock options. The performance-based vesting condition is described in “Compensation Discussion and Analysis-Equity Compensation-Equity Grants in 2021”.
(3)

This column reflects the aggregate grant date fair value of stock option awards granted in 2021 as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, for a discussion of assumptions made by us in determining the grant date fair value of the awards included in this table. In accordance with ASC Topic 718, the accounting cost of the performance-based stock options and performance-based restricted stock units has not been recorded in the Company’s financial statements as the outcome of the performance conditions was not considered probable as of the grant date, therefore only the value of time-based stock options are reflected within the table above. The accounting value of performance-based stock options not represented in this column for 2021, assuming that the highest level of performance conditions were to be achieved, is as follows; Mr. Soni, $2,848,506; Dr. Meyer, $2,848,506; and Mr. Wortley, $1,220,788. The accounting value of performance-based restricted stock units not represented in this column for 2021, assuming that the highest level of performance conditions were to be achieved, is as follows; Mr. Huff, $4,245,150; Mr. Soni, $1,455,480; Ms. Bir $1,000,643; Dr. Meyer, $1,455,480; and Mr. Wortley, $1,000,643.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of the named executive officers. The principal features of these employment agreements are summarized below in the section titled “Potential Payment Upon Termination or Change in Control.” Each agreement has an initial four-year term that will be automatically extended for successive one-year periods unless either party provides written notice at least 30 days prior to the date the then current term of the agreement would otherwise end. The agreements initially provided for initial annual salaries and target annual cash bonuses. The named executive officers are also able to participate in our equity incentive, retirement, welfare and other benefit plans generally provided to other executives. The employment agreements provide that any increase in annual base salary will become the minimum annual base salary thereafter.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2021.

			Option Awards (11)					Stock Awards (11)
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underling Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (12)
J. Warren Huff	1/4/2021	(1)	8,362	36,238	-	$121.29	1/4/2031	-	$-
	1/4/2021	(2)	-	-	-	$-	-	17,500	$461,475
	1/4/2021	(3)	-	-	-	$-	-	17,500	$461,475
	1/2/2020	(1)	17,500	22,500	-	$207.20	1/2/2030	-	$-
	1/2/2020	(4)	-	-	60,000	$207.20	1/2/2030	-	$-
	1/2/2020	(5)	-	-	60,000	$207.20	1/2/2030	-	$-
	1/2/2019	(1)	78,716	35,784	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	42,936	14,314	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	42,936	14,314	-	$55.73	1/2/2029	-	$-
	12/6/2017	(1)	249,200	-	-	$24.75	12/6/2027	-	$-
	12/7/2016	(7)	199,900	-	-	$22.57	12/7/2026	-	$-
	5/25/2016	(1)	103,636	-	-	$11.00	5/25/2026	-	$-
Manmeet S. Soni (6)	3/2/2021	(8)	-	-	35,000	$129.33	3/2/2031	-	$-
	1/4/2021	(3)	-	-	-	$-	-	6,000	$158,220
	1/4/2021	(2)	-	-	-	$-	-	6,000	$158,220
	1/4/2021	(1)	4,500	19,500	-	$121.29	1/4/2031	-	$-
	1/2/2020	(1)	10,937	14,063	-	$207.20	1/2/2030	-	$-
	1/2/2020	(4)	-	-	12,500	$207.20	1/2/2030	-	$-
	1/2/2020	(5)	-	-	12,500	$207.20	1/2/2030	-	$-
	8/28/2019	(9)	140,625	109,375	-	$72.70	8/28/2029	-	$-
	8/28/2019	(10)	-	-	50,000	$72.70	8/28/2029	-	$-
	8/28/2019	(10)	-	-	-	$-	-	50,000	$1,318,500
Dawn C. Bir	1/4/2021	(2)	-	-	-	$-	-	4,125	$108,776
	1/4/2021	(3)	-	-	-	$-	-	4,125	$108,776
	1/4/2021	(1)	3,093	13,407	-	$121.29	1/4/2031	-	$-
	1/2/2020	(1)	10,500	13,500	-	$207.20	1/2/2030	-	$-
	1/2/2020	(4)	-	-	12,000	$207.20	1/2/2030	-	$-
	1/2/2020	(5)	-	-	12,000	$207.20	1/2/2030	-	$-
	1/2/2019	(1)	23,716	10,784	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	12,936	4,314	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	12,936	4,314	-	$55.73	1/2/2029	-	$-
	1/2/2017	(1)	71,300	-	-	$24.75	12/6/2027	-	$-
	1/2/2016	(7)	40,000	-	-	$22.57	12/7/2026	-	$-
	9/6/2016	(9)	90,000	-	-	$21.05	9/6/2026	-	$-
Colin J. Meyer, M.D.	3/2/2021	(8)	-	-	35,000	$129.33	3/2/2031	-	$-
	1/4/2021	(2)	-	-	-	$-	-	6,000	$158,220
	1/4/2021	(3)	-	-	-	$-	-	6,000	$158,220
	1/4/2021	(1)	4,500	19,500	-	$121.29	1/4/2031	-	$-
	1/2/2020	(1)	10,937	14,063	-	$207.20	1/2/2030	-	$-
	1/2/2020	(4)	-	-	12,500	$207.20	1/2/2030	-	$-
	1/2/2020	(5)	-	-	12,500	$207.20	1/2/2029	-	$-
	1/2/2019	(1)	24,398	11,102	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	13,309	4,441	-	$55.73	1/2/2029	-	$-
	1/2/2019	(6)	13,309	4,441	-	$55.73	1/2/2029	-	$-
	12/6/2017	(1)	87,700	-		$24.75	12/6/2027	-	$-
	12/7/2017	(7)	90,000	-		$22.57	12/7/2026	-	$-
	5/25/2016	(1)	88,636	-		$11.00	5/25/2026	-	$-
Michael D. Wortley	3/2/2021	(8)	-	-	15,000	$129.33	3/2/2031	-	$-

1/4/2021	(2)	-	-	-	$-	-	4,125		$108,776
1/4/2021	(3)	-	-	-	$-	-	4,125		$108,776
1/4/2021	(1)	3,093	13,407	-	$121.29	1/4/2031	-		$-
1/2/2020	(1)	10,500	13,500	-	$207.20	1/2/2030	-		$-
1/2/2020	(4)	-	-	12,000	$207.20	1/2/2030	-		$-
1/2/2020	(5)	-	-	12,000	$207.20	1/2/2030	-		$-
1/2/2019	(1)	23,716	10,784	-	$55.73	1/2/2029	-		$-
1/2/2019	(6)	12,936	4,314	-	$55.73	1/2/2029	-	$
1/2/2019	(6)	12,936	4,314	-	$57.73	1/2/2029	-		$-
12/6/12017	(1)	60,400	-	-	$24.75	12/6/2027	-		$-
12/7/2016	(7)	62,800	-	-	$24.57	12/7/2026	-		$-

(1)	These options vest in 16 substantially equal quarterly installments over four years from the date of grant.
(2)

The performance-based restricted stock units vest 25% on the date that the compensation committee makes a determination that there has previously been a commercial sale of any product by the Company, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(3)

The performance-based restricted stock units vest 25% on the date that the compensation committee makes a determination that the results of a phase 2 clinical trial of RTA 901 are sufficient to merit proceeding with a phase 3 clinical trial of RTA 901, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(4)

The options vest 25% on the date the FDA grants market approval for sale of omaveloxolone for the treatment of patients with Friedreich’s ataxia, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(5)

The options vest 25% on the date the FDA grants market approval for the sale of bardoxolone for the treatment of patient with CKD caused by Alport syndrome, with the remainder of the restricted stock units vesting 1/12 on each quarterly anniversary date thereafter.

(6)

The options vest 25% upon achievement of the performance condition, which has been achieved, with the remainder vesting 1/12 on each quarterly anniversary date thereafter. These awards were originally granted as performance-based, but the performance conditions were satisfied as of December 31, 2019. As a result, the awards have been moved out of the “Equity Incentive Plan” column and are now treated as time-based stock option awards.

(7)	The options vest in 20 substantially equal quarterly installments over five years.
(8)

The options vest 50% on the date the FDA grants market approval of bardoxolone for treatment of patients with CKD caused by Alport syndrome, with the remainder of the performance-based options vesting on the one-year anniversary date of the initial vesting date.

(9)	The options vest 25% on first anniversary date of grant with the remainder vesting 1/12 on each quarterly anniversary date thereafter.
(10)

With respect to the performance-based equity awards granted to Mr. Soni at the initiation of his employment, the stock options and restricted stock units vest based upon the achievement of pre-established targets for gross product sales revenue over the ten-year performance period for such awards. One-half of Mr. Soni’s performance-based restricted stock units and one-half of his performance-based stock options will vest on the day (if prior to the 10-year expiration date of the award) that a Form 10-K or Form 10-Q, as applicable, is filed reflecting that, in the immediately preceding calendar quarter and any prior periods, cumulatively, the Company booked $100 million or more of gross product sales revenue, including royalty revenue based on product sales. The remaining one-half of Mr. Soni’s performance-based restricted stock units and remaining one-half of his performance-based stock options will vest on the day (if prior to the 10-year expiration date of the award) that a Form 10-K or Form 10-Q, as applicable, is filed reflecting that, in the immediately preceding calendar quarter and any prior periods, cumulatively, the Company booked $200 million or more of gross product sales revenue, including royalty revenue based on product sales.

(11)

Stock options and restricted stock units will generally vest on a vesting date if the holder continues to provide services to us or our subsidiaries through the applicable vesting date, subject to the terms and conditions of the applicable award agreement and each named executive officer’s employment agreement. See the section entitled “Potential Payments Upon Termination of Employment or Change of Control” for accelerated vesting provisions that apply on certain terminations of employment or change in control. With respect to stock options and restricted stock units whose vesting is subject to a performance target being met, in all cases the performance target must be met by a certain date, to prevent forfeiture of the stock options or restricted stock units.

(12)	Amounts in this column are calculated using the closing price of our price of our Class A common stock on The Nasdaq Global Select Market on December 31, 2021, which was $26.37.

Option Exercises

The following table sets forth certain information concerning the option awards exercised by our named executive officers during 2021.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Colin J. Meyer, M.D.	19,525	$2,558,751

(1)

Value realized is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the market price of our class A common stock on The Nasdaq Global Select Market at the time of the exercise on each exercise event.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during 2021 or any other time.

Nonqualified Deferred Compensation

During 2021 or any other time, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

We maintain employment agreements with each of our executive officers, including our named executive officers, that provide for potential severance and change in control benefits. If a named executive officer’s employment is terminated by us for cause or by the executive without good reason (each as defined below), the executive will receive (i) all accrued salary through the date of termination, any bonus owed for the prior year, any deferred compensation and any accrued and unused vacation pay, referred to collectively as “accrued obligations,” and (ii) all payments and benefits he or his family are entitled to receive under any of our plans, programs, policies or practices, collectively referred to as “other benefits.”

If a named executive officer’s employment is terminated due to a death or disability that occurs prior to, or more than two years after, a change in control (as defined below), the executive or his estate will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

If a named executive officer’s employment is terminated by us without cause or by the executive for good reason, in either case, more than six months prior to, or more than two years after, a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 12 months following the date of termination, (v) for Mr. Huff, immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination and (vi) for Mr. Soni, the immediate vesting of the performance-based stock options and performance-based restricted stock units granted to Mr. Soni on his date of employment to the same extent as to which the time-vested stock options granted to Mr. Soni on his date of employment have vested. Instead of the treatment described in clauses (v) and (vi), outstanding, unvested equity awards held by named executive officers (other than Mr. Huff) and the remaining unvested equity awards held by Mr. Soni will remain outstanding and unvested and will vest as described below if and only if a change in control occurs during the six-month period following the date of termination.

If a named executive officer’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in each case, within six months prior to (excluding death or disability) or within two years after a change in control, the executive will receive (i) the accrued obligations, (ii) the other benefits, (iii) a lump sum payment equal to two times the executive’s current annual base salary, (iv) continuation of welfare benefits for up to 24 months following the date of termination and (v) immediate vesting in full, and lapse of certain repurchase provisions, of any equity awards that the executive holds on the date of termination.

Receipt of the lump sum severance payments and accelerated equity vesting as applicable under the scenarios described above is subject to a named executive officer’s execution and non-revocation of a release of claims agreement. The named executive officers are also subject to general confidentiality obligations as well as noncompete and nonsolicitation restrictions for a period of one year following their termination of employment with us for any reason.

Upon a change in control, all unvested equity awards held by Mr. Huff will immediately vest in full and certain repurchase provisions will lapse. In addition, if a named executive officer’s employment continues after a change in control, any unvested equity awards held by a named executive officer other than Mr. Huff will vest 1/18 per month unless vesting otherwise occurs earlier under applicable agreements and plans. With respect to all named executive officers, for a period of two years following the change in control, we (or our successor) will continue to provide aggregate welfare benefits that are not materially diminished from those provided immediately prior to the change in control.

In the event that it is determined that any payments provided to the named executive officer will be subject to the excise tax imposed by Section 4999 of the Code because the payments are found to be contingent upon a change in ownership or control, within the meaning of Section 280G of the Code, we will provide the named executive officer with a payment such that, after payment by the named executive officer of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the named executive officer retains an amount of the gross-up payment equal to the excise tax imposed. In other words, we have an obligation to pay any excise tax imposed under Section 4999 of the Code as well as any income, state or local taxes imposed on the amount paid to make the named executive officer whole for the excise tax. The named executive officer will remain responsible for all other income, state and local taxes due with respect to the payment. In 2020, the compensation committee determined that we will no longer provide these excise tax gross up benefits to newly hired or promoted officers.

Under the employment agreements, “cause” generally means (i) the commission by the executive of an act of fraud upon, or willful misconduct toward, us, (ii) a material breach of the noncompete provision of the agreement or of a separate confidentiality and intellectual property agreement between us and the executive, (iii) the conviction of the executive of any felony (or a plea of nolo contendere thereto) or (iv) the executive’s addiction to alcohol, drugs or any other controlled substance.

Under the employment agreements, “good reason” generally means (i) a material diminution in base compensation, (ii) a material diminution in the executive’s authority, duties or responsibilities (including, in the case of Mr. Soni, Mr. Soni not serving as Chief Financial Officer of the Company’s successor or parent company following a change in control), (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including having to report to an officer of a parent company following a change of control (or, in the case of Mr. Huff, the appointment of an employee to serve as Chairman of the Board), (iv) for executives other than Mr. Huff, a material diminution in the budget over which the executive retains authority, (v) a change in the geographic location at which the executive must perform services of more than 50 miles or (vi) any other action or inaction that constitutes a material breach of the agreement by us.

Under the employment agreements, “change in control” means an occurrence of any of the following events:

(1)

The Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company) and as a result of such merger or consolidation, stockholders of the Company immediately prior to such merger or consolidation cease to own more than 50% of the outstanding capital stock of the surviving corporation determined on a fully diluted basis;

(2)	The Company sells, leases or exchanges or agrees to sell, lease or exchange more than 50% of its assets to any other person (other than a wholly owned subsidiary of the Company);
(3)	The Company is to be dissolved and liquidated (in a dissolution taxed under Section 331 of the Code);
(4)

Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote, directly, by merger or otherwise) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) and as a result of such acquisition, the stockholders holding a majority of the capital stock of the Company receive cash or marketable securities for their shares of capital stock; or

(5)	As a result of or in connection with a contested election of directors, the persons who were directors before such election will cease to consist of a majority of the Board.

Notwithstanding, the foregoing definition of change in control (other than clause (3) of such definition), a change in control shall only be deemed to occur upon a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

Quantification of Benefits

The amount of compensation and benefits payable to each named executive officer in various termination or change in control situations has been estimated in the tables below. The value of the stock option and restricted stock unit vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and executive’s employment termination occurred on December 31, 2021. The closing price of our common stock on The Nasdaq Global Select Market as of December 31, 2021, the last trading day of 2021, was $26.37, which was used as the value of our common stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2021, by the difference between the closing price of our common stock as of December 31, 2021 and the exercise price for such unvested option shares. Unvested stock options subject to acceleration that have exercise prices above the closing market price of our common stock as of December 31, 2021 are given no value. The value of the restricted stock unit vesting acceleration was calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration as of December 31, 2021 by the closing price of our common stock as of December 31, 2021.

As noted above, if it is determined that any payments to a named executive officer will be subject to the excise tax imposed by Section 4999 of the Code because the payments, called parachute payments, are found to be contingent upon a change in ownership or control, within the meaning of Section 280G of the Code, we will provide the named executive officer with a payment such that, after payment by the named executive officer of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the named executive officer retains an amount of the gross-up payment equal to the excise tax imposed. Thus, the tax gross up payment, if any, in the following tables is the amount necessary to offset any excise tax and related income taxes, penalties and interest owed by a named executive officer in connection with the termination of his or her employment in connection with a change in control. In making the calculation, we used the following assumptions: (1) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 37%, the applicable Medicare tax rate is 2.35%, and there are no applicable state or local taxes; (2) no amounts will be discounted as attributable to reasonable compensation, but present value calculations will be applied to time-based equity award acceleration; (3) all cash payments are contingent upon a change in control; (4) the presumption required under applicable regulations that equity awards granted in 2021 were contingent upon a change in control could be rebutted; and (5) the full value of performance share awards (determined under the respective award) would constitute a parachute payment. With respect to all named executive officers other than Mr. Huff, the vesting schedules for outstanding equity awards would be modified at the time of a change in control event that is not accompanied by a termination, although this change in vesting would not occur until the one-month anniversary of the change in control event. Assuming that such a change in control event occurred on December 31, 2021 not accompanied by a termination, none of the named executive officers (other than Mr. Huff) would have been eligible to receive vesting acceleration or a potential accompanying gross up payment on December 31, 2021. Mr. Huff is the only named executive officer who could have received direct change in control payments with respect to his equity awards on December 31, 2021 if the change in control is not accompanied by a termination; therefore, the charts below do not assume a direct change in control benefit without a termination for any executive other than Mr. Huff. As of December 31, 2021, none of the executive officers other than Mr. Soni would have been subject to the excise tax by Section 4999 of the Code according to the assumptions applicable on December 31, 2021, consequently, in the charts below, there are no tax gross up payments for anyone other than Mr. Soni.

J. Warren Huff

The following table describes the potential payments upon employment termination for J. Warren Huff, our Chief Executive Officer and Chairman of the Board, as if his employment terminated or an applicable change in control event occurred as of December 31, 2021, the last business day of 2021.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)	Change in Control, No Termination
Base Salary (4)	$-	$636,400	$636,400	$1,272,800	$-
Bonus (5)	$-	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$922,950	$922,950	$922,950	$922,950
Welfare and other benefits
Medical (6)	$-	$10,134	$10,134	$20,268	$-
Health saving (7)	$-	$4,500	$4,500	$9,000	$-
Life and disability premiums (8)	$-	$13,224	$572	$26,448	$-
Health exam (9)	$-	$5,000	$5,000	$10,000	$-
Paid time off (10)	$146,862	$146,862	$146,862	$146,862	$-
Tax gross up payment	$-	$-	$-	$-	$-
Total	$146,862	$1,739,070	$1,726,418	$2,408,328	$922,950

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)	The termination is within six months prior to (excluding death or disability), or within two years after, a change in control.
(4)	The executive must sign a release in order to receive this benefit.
(5)	Mr. Huff received no cash bonus for 2021, and, in any event, a cash bonus is not payable if the termination occurs prior to 2022.
(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the next to last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of the next to last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2021.

Manmeet S. Soni

The following table describes the potential payments upon employment termination for Manmeet S. Soni, our Chief Operating Officer, Chief Financial Officer and President, as if his employment terminated as of December 31, 2021, the last business day of 2021.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$545,900	$545,900	$1,091,800
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$741,656	$1,634,940	$1,634,940
Welfare and other benefits
Medical (6)	$-	$14,686	$14,686	$29,372
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$16,860	$572	$33,720
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$104,981	$104,981	$104,981	$104,981
Tax gross up payment	$-	$-	$-	$1,037,643
Total	$104,981	$1,433,583	$2,310,579	$3,951,456

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control event without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2021 that was paid in March 2022, as a cash bonus is not payable if the termination occurs prior to 2022. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2021.

Dawn C. Bir

The following table describes the potential payments upon employment termination for Dawn C. Bir, our Chief Commercial Officer and Executive Vice President, as if her employment terminated as of December 31, 2021, the last business day of 2021.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$422,000	$422,000	$844,000
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$217,553	$217,553
Welfare and other benefits
Medical (6)	$-	$14,686	$14,686	$29,372
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$17,389	$572	$34,778
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$89,269	$89,269	$89,269	$89,269
Tax gross up payment	$-	$-	$-	$-
Total	$89,269	$552,844	$753,580	$1,233,972

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control event without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2021 that was paid in March 2022, as a cash bonus is not payable if the termination occurs prior to 2022. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2021.

Colin J. Meyer, M.D.

The following table describes the potential payments upon employment termination for Colin J. Meyer, M.D., our Chief Innovation Officer and Executive Vice President, as if his employment terminated as of December 31, 2021, the last business day of 2021.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$540,000	$540,000	$1,080,000
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$316,440	$316,440
Welfare and other benefits
Medical (6)	$-	$14,686	$14,686	$29,372
Health saving (7)	$-	$4,500	$4,500	$9,000
Life and disability premiums (8)	$-	$15,516	$572	$31,032
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$124,615	$124,615	$124,615	$124,615
Tax gross up payment	$-	$-	$-	$-
Total	$124,615	$704,317	$1,005,813	$1,600,459

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control event without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2021 that was paid in March 2022, as a cash bonus is not payable if the termination occurs prior to 2022. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2021.

Michael D. Wortley

The following table describes the potential payments upon employment termination for Michael D. Wortley, our Chief Legal Officer and Executive Vice President, as if his employment terminated as of December 31, 2021, the last business day of 2021.

Potential Payments Upon Termination or Change of Control	Termination by Company with Cause or Resignation by the Executive without Good Reason	Termination by Company without Cause or Resignation by the Executive for Good Reason Not in Connection with a Change in Control (1)	Termination Due to Death or Disability Not in Connection with a Change in Control (2)	Termination by the Company without Cause, Resignation by the Executive for Good Reason or termination due to Death or Disability, in Connection with a Change in Control (3)
Base Salary (4)	$-	$421,100	$421,100	$842,200
Bonus (5)	$-	$-	$-	$-
Acceleration of equity awards (4)	$-	$-	$217,553	$217,553
Welfare and other benefits
Medical (6)	$-	$852	$852	$1,704
Health saving (7)	$-	$-	$-	$-
Life and disability premiums (8)	$-	$12,228	$572	$24,456
Health exam (9)	$-	$5,000	$5,000	$10,000
Paid time off (10)	$97,177	$97,177	$97,177	$97,177
Tax gross up payment	$-	$-	$-	$-
Total	$97,177	$536,357	$742,254	$1,193,090

(1)	The termination is more than six months prior to, or more than two years after, a change in control.
(2)	The termination is prior to, or more than two years after, a change in control.
(3)

The termination is within six months prior to (excluding death or disability), or within two years after, a change in control. As noted above, in the event of a change in control event without an accompanying termination, the vesting schedule of outstanding equity awards would begin vesting the awards each month following the change in control event.

(4)	The executive must sign a release in order to receive this benefit.
(5)

Does not include the cash bonus for 2021 that was paid in March 2022, as a cash bonus is not payable if the termination occurs prior to 2022. See “Executive Compensation – Summary Compensation Table” above.

(6)	The Company will continue to pay medical, dental and vision insurance premiums, if applicable.*
(7)	The Company will continue to pay a health savings account contribution, if applicable.*
(8)	The Company will continue to pay life and disability insurance premiums, if applicable.*
(9)	The Company will continue to pay health exam costs, if applicable. Benefit amounts are for one exam, except in the case of the last column, the benefits are for two exams.
(10)	The Company will pay the amounts in one lump sum payment.
*	Benefit amounts are for 12 months, except in the case of last column, the benefits are for 24 months, and use our best estimates as to continued costs past December 31, 2021.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2021. Mr. Huff, our director who also serves as our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Huff as an employee during 2021 is presented in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash (1)		Option Awards (1)		Total
Martin W. Edwards, M.D.	$65,000		$416,231		$481,231
William D. McClellan, Jr.	$92,500		$416,231		$508,731
R. Kent McGaughy, Jr.	$57,440	(2)	$416,231		$473,671
Jack B. Nielsen	$99,979	(3)	$416,231		$516,210
Christy J. Oliger	$51,234	(4)	$1,016,429	(7)	$1,067,663
William E. Rose	$67,429	(5)	$416,231		$483,660
Shamim Ruff	$64,932	(6)	$1,027,687	(7)	$1,092,619

(1)

The amounts reported in the Fees Earned or Paid in Cash column include both director fees paid in cash and, where applicable, the fair value of stock options issued in lieu of cash director fees pursuant to an election made by the director to receive stock options in lieu of cash director fees. The amounts reported in the Option Awards column include the fair value of stock options issued to directors that were not issued in lieu of cash director fees. The stock options were granted in accordance with the Fifth Amended and Restated Non-Employee Directors Compensation Policy discussed below and pursuant to our LTIP. The amounts attributable to stock options reported in the Fees Earned or Paid in Cash column and the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors during 2021 as computed in accordance with ASC Topic 718, not including any estimated forfeitures. See notes 2 and 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, for a discussion of assumptions made by us in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2021. Note that amounts reported in these columns attributable to stock options reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the directors from the stock options. As of December 31, 2021, Dr. Edwards had 21,300 stock options outstanding, Mr. McClellan had 39,800 stock options outstanding, Mr. McGaughy, Jr. had 50,383 stock options outstanding, Mr. Nielsen had 54,069 stock options outstanding, Ms. Oliger has 16,536 stock options outstanding, Mr. Rose had 49,492 stock options outstanding and Ms. Ruff had 17,349 stock options outstanding.

(2)	Includes 690 stock options issued to Mr. McGaughy, Jr. in lieu of $57,440 in director fees.
(3)	Includes 1,201 stock options issued to Mr. Nielsen in lieu of $99,979 in director fees.
(4)	Includes 180 stock options issued to Ms. Oliger in lieu of $14,984 in director fees.
(5)	Includes 810 stock options issued to Mr. Rose in lieu of $67,429 in director fees.
(6)	Includes 780 stock options issued to Ms. Ruff in lieu of $64,932 in director fees.
(7)	Includes a one-time initial grant of 10,000 stock options for new directors that vest one-third annually over three years.

Director Compensation Arrangements

The Fifth Amended and Restated Non-Employee Director Compensation Policy, which was approved by the compensation committee and the Board in December 2020 and applicable to the 2021 year, provides the following compensation for non-employee directors:

•	an annual grant of 5,000 stock options at the first regular Board meeting following each annual meeting of stockholders that vests in four equal quarterly installments;

•

upon a new non-employee director’s initial election or appointment prior to the date of the 2021 annual stockholder meeting, a one-time grant of 10,000 stock options, or, if the election or appointment occurs on or after the date of the 2021 annual stockholder meeting, a one-time grant of 7,500 options, in either case that vest in three equal annual installments, and, if such new non-employee director was not first elected or appointed at our annual meeting of stockholders, then a pro-rated grant of the annual award of stock options (described in the preceding bullet) equal to 5,000 multiplied by a fraction, the numerator of which is the number of meetings of our board of directors remaining until (and including) the first regular board meeting after the next annual meeting of stockholders and the denominator of which is four, which will vest in the number of equal quarterly installments that is equal to the number of the remaining meetings of the board of directors following the grant through (and including) the first regular board meeting after the next annual meeting of stockholders;

•	a director fee of $45,000 per year ($50,000 per year beginning with the second regular board of directors meeting held after the 2021 annual meeting of stockholders);
•	a lead director fee of $25,000 per year;
•	a compensation committee member fee of $7,500 per year, an audit committee member fee of $10,000 per year and a nominating and corporate governance committee member fee of $5,000; and
•	a compensation committee chairman fee of $7,500 per year, an audit committee chairman fee of $25,000 per year and a nominating and corporate governance committee chairman fee of $5,000 per year.

In December 2021, the compensation committee and board of directors approved the Sixth Amended and Restated Non-Employee Director Compensation Policy that made the following changes to the Policy: (1) the annual compensation committee member fee was changed from $7,500 to $10,000, beginning with the second regular board meeting held after the 2022 annual stockholder meeting; (2) the annual compensation committee chair fee was changed from $7,500 to $10,000, beginning with the second regular board meeting held after the 2022 annual stockholder meeting; (3) annual regulatory development committee member and chair fees and commercial and medical affairs committee member and chair fees of $10,000 in each case were added to the Sixth Amended and Restated Non-Employee Director Compensation Policy; and (4) the annual grant of equity to non-employee directors was changed from 5,000 stock options and the initial grant of equity to a new non-employee director was changed from 7,500 stock options in each case to, at the election of a director, either (a) a stock option to purchase a number of shares of Class A common stock with a Black-Scholes value of $200,000 and a number of restricted stock units with a grant date value of $200,000, or (b) a stock option to purchase shares of Class A common stock with a Black-Scholes value of $400,000. Our compensation committee reviews our director compensation policy at least annually and considers market data provided by the compensation consultant as a reference point when recommending to our board of directors adjustments to our compensation levels for our non-employee directors. Upon recommendation and review performed by the compensation consultant of our non-employee director compensation in comparison to our industry peer group based on stage of development and commercialization, market capitalization, and employee headcount, our compensation committee and board of directors approved the Sixth Amended and Restated Non-Employee Director Compensation Policy.

Pursuant to the Fifth Amended and Restated Non-Employee Director Compensation Policy, in lieu of the cash fees the director was eligible to receive, a director could elect to receive an annual grant of stock options with a Black-Scholes value equal to the forfeited cash compensation. Pursuant to the new Sixth Amended and Restated Non-Employee Director Compensation Policy, in lieu of future receipt of any or all of the above cash fees, a director may elect to receive an annual grant of either 100% stock options with a Black-Scholes value equal to the forfeited cash compensation or stock options with a Black-Scholes value equal to the 50% of the forfeited cash compensation and restricted stock units with a grant date value of 50% of the forfeited cash compensation. The vesting schedule for these stock options and restricted stock units, as applicable, will be the same as the vesting schedule applicable to the regular annual equity compensation grant. Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in conjunction with attending Board and committee meetings.

Director Stock Ownership Guidelines

In December 2021, the compensation committee adopted Stock Ownership Guidelines for Non-Employee Directors. Pursuant to the Stock Ownership Guidelines, each of our non-employee directors is required to own qualified equity, within five years after the date that such director joins the board, but in no event prior to March 31, 2027, equal to five times the annual retainer provided to non-employee directors pursuant to the Sixth Amended and Restated Non-Director Compensation Policy, as amended from time to time, or the Policy. The annual retainer is currently $50,000, resulting in the required ownership by a non-employee director of $250,000 of qualified equity within the required timeframe.

Qualified equity within the meaning of the Stock Ownership Guidelines is stock, deferred stock units or restricted stock units on which the vesting or lapse of restrictions is contingent on continuing service over a specified time period. Vested or unvested stock options or stock appreciation rights do not constitute qualified equity.

A non-employee director who has not been a director for five years may sell shares of common stock as long as the director is taking actions reasonably designed to meet the Stock Ownership Guidelines within the time permitted; provided that such non-employee director may not sell any shares that were issued in connection with an equity grant to such director under the Policy prior to the time that such director initially satisfies the ownership requirement.

Indemnification Agreements

Our directors are indemnified by us as described under “Compensation Discussion and Analysis—Indemnification Agreements.”

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation as disclosed in the Summary Compensation Table to the annual total compensation of our median paid employee.

During 2021, our principal executive officer was our Chief Executive Officer, J. Warren Huff. The total compensation reported for Mr. Huff in the Summary Compensation Table for 2021 is $4,031,773. For 2021, the annual total compensation for our median employee was $244,581, resulting in a pay ratio of approximately 16:1.

We identified the median employee by utilizing the compensation reported in Box 1 of Form W-2 for 2021 for each individual who was a full-time or part-time employee on December 31, 2021 (the median employee determination date). We believe this methodology provides a reasonable basis for determining each employee’s allocated portion of their total annual compensation and is an economical method of evaluating our employee population’s total annual compensation and identifying our median employee. This calculation was performed for all 346 employees based in the United States as of the median employee determination date, excluding Mr. Huff. We employ eight individuals outside of the United States in England, Switzerland and France, and these individuals were excluded from the calculation in accordance with Item 402(u)(4)(ii) of Regulation S-K. We did not annualize compensation for individuals hired during 2021 and did not make any cost-of-living adjustments. After identifying the median employee, we calculated the median employee’s annual compensation in accordance with the requirements of Item 402(c)(2)(x), the same method used to calculate the total compensation reported for Mr. Huff in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements discussed above, this section describes transactions since January 1, 2021, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting stock, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights Agreement

We have entered into an amended and restated registration rights agreement with certain of our stockholders, providing for certain rights and restrictions relating to the registration of offers and sales of shares of our common stock. Holders of more than 67% of the registerable shares, which we refer to as the initiating holders, may twice request that we register at least 50% of the registerable shares held by all holders of registration rights, or a lesser number of shares if the aggregate price to the public of the offering (net of underwriter discounts) will be at least $5,000,000. Furthermore, if Form S-3 is available for an offering by the initiating holders, the initiating holders may request that we affect an unlimited number of registrations on Form S-3 at an aggregate offering price of at least $1,000,000 per registration on Form S-3. In addition, the holders of registrable securities have piggyback registration rights if we determine to register any equity securities for our own account or the account of another security holder. We will pay the registration expenses, other than underwriting fees, discounts or commissions, of the shares registered pursuant to the registrations described above but limited to four registrations on Form S-3. The amended and restated registration rights agreement terminates with respect to any holder who is permitted to sell, within a 90-day period, all of such holder’s registrable shares in compliance with Rule 144.

The following of our directors and executive officers are parties to the amended and restated registration rights agreement:

•	J. Warren Huff
•	R. Kent McGaughy, Jr.

The following persons, or groups of affiliated persons, known by us to beneficially own more than 5% of our shares of Class A common stock are parties to the amended and restated registration rights agreement:

•	R. Kent McGaughy, Jr.
•	Evelyn P. Rose Survivors Trust

Related Persons Transaction Policy

We have adopted a written Related Persons Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the amount involved exceeds $120,000, in which we are a participant and in which any related person has a direct or indirect interest. A related person is any senior officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Upon entering into a related person transaction, our nominating and corporate governance committee will review the material facts of the related person transaction and approve or ratify our entry into the related person transaction, unless such related person transaction falls into one of the categories of transactions that the nominating and corporate governance committee has pre-approved, such as compensation of Board members and executive officers, which is approved by our compensation committee or the Board. Generally, transactions involving compensation for services provided to a related person, such as an employee and director, are pre-approved under the policy.

In addition, under our Code of Ethics and Business Conduct, our employees and directors have an affirmative responsibility to disclose to our nominating and corporate governance committee any transaction or relationship that reasonably could have been expected to give rise to a conflict of interest involving a director or executive officer of the Company.

In determining whether to approve or ratify a related person transaction, the nominating and corporate governance committee will consider:

•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	the extent of the related person’s interest in the transaction;
•	whether the related person transaction is material to us;
•

the effect of the transaction on a director’s independence (if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing related transactions; and
•	whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

The registration rights transaction described above was entered into prior to the adoption of the related persons transaction policy, but was approved by our Board considering similar factors to those described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and our Class B common stock as of April 13, 2022, by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after April 13, 2022, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, and subject to applicable community property laws, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 31,536,018 shares of Class A common stock and 4,919,249 shares of our Class B common stock outstanding as of April 13, 2022. Our calculation of beneficial ownership of Class A common stock includes shares of Class B common stock because the shares of Class B common stock are immediately convertible into shares of Class A common stock.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, TX 75024.

	Number of Shares of		Percentage of Shares of
	Common Stock Beneficially		Common Stock Beneficially		Percentage of
Name of Beneficial Owner	Owned		Owned		Voting Power
	Class A(a)	Class B	Class A(a)	Class B
5% Stockholders:
R. Kent McGaughy, Jr. (1) c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,036,145	2,063,064	15.0%	41.6%	19.7%
CPMG, Inc. (2) 2000 McKinney Ave, Ste 2125 Dallas TX 75201	4,589,758	1,692,857	13.8%	34.4%	17.2%
Wellington Management Group LLP (3) c/o Wellington Management Company LLP 280 Congress Street Boston MA 02210	4,252,977	—	13.5%	0.0%	9.2%
William E. Rose (4) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	3,225,040	2,132,411	9.6%	43.0%	16.1%
Evelyn P. Rose (5) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,852,941	1,965,774	8.5%	40.0%	14.7%
Charles E. Gale (6) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,777,416	1,878,311	8.3%	38.2%	14.1%
Evelyn P. Rose Survivors Trust (7) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,757,279	1,877,998	8.3%	38.2%	14.1%
The Vanguard Group (8) 100 Vanguard Blvd. Malvern PA 19355	2,557,673	—	8.1%	0.0%	5.5%
BlackRock Inc (9) 55 East 52nd Street New York NY 10055	2,114,050	—	6.7%	0.0%	4.6%
EcoR1 Capital, LLC (10) 357 Tehama Street #3 San Francisco CA 94103	1,975,611	—	6.3%	0.0%	4.3%
Directors and Executive Officers:
Dawn C. Bir (11)	284,730	273,012	*	5.3%	1.8%
Martin W. Edwards, M.D. (12)	14,791	—	*	*	*
J. Warren Huff (13)	1,396,591	1,379,488	4.2%	24.3%	8.5%
Samina Khan (14)	20,354	—	*	*	*
Andrea L. Loewen (15)	17,620	6,828	*	*	*
William D. McClellan, Jr. (16)	39,958	28,500	*	*	*
R. Kent McGaughy, Jr. (1)	5,036,145	2,063,064	15.0%	41.6%	19.7%
Colin J. Meyer, M.D. (17)	463,152	414,590	1.4%	7.9%	2.7%
Jack Nielsen (18)	55,849	40,290	*	*	*
Christy J. Oliger (19)	9,869	—	*	*	*
William E. Rose (5)	3,225,040	2,132,411	9.6%	43.0%	16.1%
Shamim Ruff (20)	10,999	—	*	*	*
Manmeet S. Soni (21)	239,312	185,937	*	3.6%	1.3%
Michael D. Wortley (22)	214,130	194,912	*	3.8%	1.3%
All executive officers and directors as a group (14 persons) (23)	11,028,540	6,719,032	28.7%	98.3%	46.8%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock or voting power, as applicable.
(a)	Includes all shares of Class B common stock beneficially owned on an as-converted basis.

(1)

As described in that certain Schedule 13F-HR, filed with the SEC on November 15, 2021 and further based on company records, consists of 25,004 shares of Class A common stock and 278,309 shares of Class B common stock held by R. Kent McGaughy, Jr. over which he has sole voting and investment control, 4,591 shares of Class A common stock and 51,095 shares of Class B common stock held by Lagos Trust, of which Mr. McGaughy, Jr. is trustee and has shared voting and investment control with Emily M. McGaughy, 280 shares of Class A common stock and 3,109 shares of Class B common stock held by Traweek Children’s Trust, of which Mr. McGaughy, Jr. is trustee and has sole voting and investment control, 33,217 shares of Class A common stock held in escrow for a charitable donee by AST, of which Mr. McGaughy, Jr. has sole voting control and shared investment control with the donee, an aggregate of 2,896,901 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. McGaughy, Jr. has shared voting and investment control with CPMG, 37,694 shares of Class B common stock issuable pursuant to currently exercisable stock options, 11,465 shares of Class A common stock issuable pursuant to currently exercisable stock options and 1,623 shares of Class A common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(2)

As described in that certain Schedule 13F-HR, filed with the SEC on November 15, 2021 consists of an aggregate of 2,896,901 shares of Class A common stock and 1,692,857 shares of Class B common stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and R. Kent McGaughy, Jr. is the sole stockholder and director of CPMG, Inc.

(3)

As described in that certain Schedule 13G, filed with the SEC on February 4, 2022, consists of shares of Class A common stock held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington Management Group LLP. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 3,832,668 shares of Class A common stock and shared dispositive power over 4,252,977 shares of Class A common stock and (ii) Wellington Management Company LLP has shared voting power over 3,821,843 shares of Class A common stock and shared dispositive power over 4,182,690 shares of Class A common stock. Each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP disclaims beneficial ownership of the shares beneficially held by clients of any of the investment advisors directly or indirectly owned by Wellington Management Group LLP, except to the extent of their respective actual pecuniary interests therein.

(4)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020 and further based on Company records, consists of 11,618 shares of Class A common stock and 129,308 shares of Class B common stock held by William E. Rose over which he has sole voting and investment control, 20 shares of Class A common stock and 215 shares of Class B common stock held by the Charles Henry Rose 2001 Trust and 45 shares of Class A common stock and 492 shares of Class B common stock held by the John William Rose 2002 Trust, over which Mr. Rose is trustee and over which he has shared voting and investment control with Catherine Marcus, 180,909 shares of Class A common stock held by Montrose Investments I, L.P., of which Mr. Rose is the sole member and manager of Montrose Investments GP, LLC, its general partner, 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose Fidelity SEP IRA, which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes Evelyn P. Rose and Charles E. Gale, and 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn Potter Rose Survivor’s Trust (the “Survivor’s Trust”), which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes the Survivor’s Trust. Mr. Rose also has beneficial ownership of 36,622 shares of Class B common stock issuable pursuant to currently exercisable stock options, 11,417 shares of Class A common stock issuable pursuant to currently exercisable stock options and 1,453 shares of Class A common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(5)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Ms. Rose serves as co-trustee with Charles E. Gale and over which she has shared voting and investment control, and 7,886 shares of Class A common stock and 87,776 shares of Class B common stock held by the Evelyn P. Rose SEP IRA, for Ms. Rose’s benefit.

(6)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Mr. Gale serves as a co-trustee with Evelyn P. Rose and over which he has shared voting and investment control, 19,795 shares of Class A common stock held by Mr. Gale over which he has sole voting and investment control, and 29 shares of Class A common stock and 313 shares of Class B common stock held in an IRA for Mr. Gale’s benefit.

(7)

As described in that certain Schedule 13D/A, filed with the SEC on December 9, 2020, consists of 879,281 shares of Class A common stock and 1,877,998 shares of Class B common stock held by the Evelyn P. Rose Survivors Trust, for which Evelyn P. Rose and Charles E. Gale serve as co-trustees over which they share voting and investment control.

(8)

As described in that certain Schedule 13F-HR, filed with the SEC on February 14, 2022, consists of 2,557,673 shares of Class A common stock held by The Vanguard Group. The Vanguard Group has sole investment control over 2,486,500 shares of Class A common stock and shared investment control over 71,173 shares of Class A common stock. The Vanguard Group has sole voting control over 0 shares of Class A common stock and shared voting control over 48,271 shares of Class A common stock.

(9)

As described in that certain Schedule 13F-HR, filed with the SEC on February 10, 2022, consists of 2,114,050 shares of Class A common stock held by BlackRock, Inc. Black Rock, Inc. has sole investment control of 2,114,050 shares of Class A common stock. BlackRock, Inc has sole voting control over 2,087,457 shares.

(10)

As described in that certain Schedule 13G, filed with the SEC on April 11, 2022, consists of 1,975,611 shares of Class A common stock held by EcoR1 Capital, LLC, 1,975,611 shares of Class A common stock held by Oleg Nodelman, and 1,838,511 shares of Class A common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”).  EcoR1 Capital , LLC has shared voting power of 1,975,611 shares and sole voting power of 0 shares of Class A common stock. Oleg Nodelman has shared voting power of 1,975,611 shares and sole voting power of 0 shares of Class A common stock. Qualified Fund has shared voting power of 1,838,511 shares and sole voting power of 0 shares of Class A common stock. Qualified Fund is filing this statement jointly with EcoR1 Capital, LLC and Oleg Nodelman (together with Qualified Fund, the “Filers”), but not as a member of a group and it expressly disclaims membership in a group. Each Filer also disclaims beneficial ownership of the Class A common stock except to the extent of that person’s pecuniary interest therein.

(11)

Consists of 2,187 shares of Class A common stock, over which she has sole voting and investment control, 270,856 shares of Class B common stock issuable pursuant to currently exercisable stock options and 9,531 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Ms. Bir and 2,156 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(12)

Consists of 13,432 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Dr. Edwards and 1,300 shares of Class A common stock issuable pursuant to stock options and 59 restricted stock units representing shares of Class A common stock that will become exercisable within 60 days after April 13, 2022.

(13)

As described in that certain Form 4 and Form 5 filed with the SEC on January 6, 2021, and further based on Company records, consists of 28,166 shares of Class A common stock and 611,040 shares of Class B common stock held by Mr. Huff, consisting of 575,806 shares of Class B common stock over which he exercises sole voting and investment control and 28,166 shares of Class A common stock and 35,234 shares of Class B common stock in four trusts for which Mr. Huff has shared voting and investment control with his wife, 761,292 shares of Class B common stock issuable pursuant to currently exercisable stock options, 13,937 shares of Class A common stock issuable pursuant to currently exercisable stock options, and 7,156 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(14)

Consists of 2,198 shares of Class A common stock, 17,531 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Dr. Khan and 625 restricted stock units representing shares of Class A common stock that will become exercisable within 60 days after April 13, 2022.

(15)

Consists of 2,355 shares of Class A common stock, 5,625 shares of Class B common stock issuable pursuant to currently exercisable stock options and 8,437 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Ms. Loewen and 703 shares of Class B common stock issuable pursuant to stock options and 500 restricted stock units representing shares of Class B common stock  that will become exercisable or settle within 60 days after April 13, 2022.

(16)

Consists of 28,500 shares of Class B common stock issuable pursuant to currently exercisable stock options and 10,099 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Mr. McClellan and 1,300 shares of Class A common stock issuable pursuant to stock options and 59 restricted stock units representing shares of Class A common stock that will become exercisable or settle within 60 days after April 13, 2022.

(17)

Consists of 19,187 shares of Class A common stock and 74,304 shares of Class B common stock held by Dr. Meyer over which he has sole voting and investment control, 338,068 shares of Class B common stock issuable pursuant to currently exercisable stock options, 29,375 shares of Class A common stock issuable pursuant to currently exercisable stock options and 2,218 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022

(18)

Consists of 1,780 shares of Class A common stock held by Mr. Nielsen over which he has sole voting and investment control, 40,290 shares of Class B common stock issuable pursuant to currently exercisable stock options, 12,228 shares of Class A common stock issuable pursuant to currently exercisable stock options, and 1,551 shares of Class A common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(19)

Consists of 5,241 shares of Class A stock issuable pursuant to currently exercisable stock options held by Ms. Oliger and 4,628 shares of Class A stock options that will become exercisable within 60 days after April 13, 2022.

(20)

Consists of 6,003 shares of Class A stock issuable pursuant to currently exercisable stock options held by Ms. Ruff and 4,878 shares of Class A stock options and 118 restricted stock units representing shares of Class A that will become exercisable or settle within 60 days after April 13, 2022.

(21)

Consists of 22,125 shares of Class A common stock held by Mr. Soni over which he has sole voting and investment control, 170,312 shares of Class B common stock issuable pursuant to currently exercisable stock options, 31,250 shares of Class A common stock issuable pursuant to currently exercisable stock options, and 15,625 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(22)

Consists of 2,187 shares of Class A common stock over which he has sole voting and investment control, 192,756 shares of Class B common stock issuable pursuant to currently exercisable stock options, 17,031 shares of Class A common stock issuable pursuant to currently exercisable stock options held by Mr. Wortley, and 2,156 shares of Class B common stock issuable pursuant to stock options that will become exercisable within 60 days after April 13, 2022.

(23)

Consists of 4,085,251 shares of Class A common stock and 4,806,503 shares of Class B common stock beneficially owned by the directors and executive officers as of April 13, 2022, 1,882,015 shares of Class B common stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 196,977 shares of Class A common stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 30,014 shares of Class B common stock and 16,733 shares of Class A common stock issuable to our directors and executive officers that will become exercisable within sixty days after April 13, 2022, and 861 restricted stock units representing shares of Class A common stock and 500 restricted stock units representing shares of Class B common stock issuable to our directors and officers pursuant to restricted stock units that will settle within 60 days after April 13, 2022.

REPORT OF THE AUDIT COMMITTEE

The audit committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The audit committee operates under a written audit committee charter that has been adopted by the Board, a copy of which is available under “Investors > ESG > Governance > Documents & Charters” on our website at www.reatapharma.com. All members of the audit committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards and rules of Nasdaq and the SEC.

No member of the audit committee is a professional accountant or auditor. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

The audit committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the PCAOB. The audit committee also discussed with the independent registered public accounting firm critical audit matters included in the firm’s audit opinion and discussed the firm’s opinion regarding the Company’s internal controls over financial reporting.

In addition to the matters specified above, the audit committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with the independent registered public accounting firm periodically to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting, internal controls over financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Form 10-K for the fiscal year ended December 31, 2021.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any other filings under the Exchange Act or the Securities Act of 1933 except to the extent we specifically incorporate it by reference to such filing.

Submitted by the Audit Committee of the Board of Directors on February 17, 2022

William D. McClellan, Jr., Chairperson

Christy J. Oliger

William E. Rose

Shamim Ruff

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our second amended and restated bylaws, as described under “Stockholder Proposals.”

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the proxy materials for the 2023 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2022, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Company’s second amended and restated bylaws and the SEC.

Additionally, stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2023 annual meeting of stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, then such dates shall not be earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders). A stockholder nomination or written notice of a stockholder proposal at the 2023 annual meeting of the stockholders not intended to be included in the proxy materials must be provided no earlier than February 8, 2023, and no later than March 10, 2023. Notice must be tendered in the proper form prescribed by our second amended and restated bylaws. Proposals not meeting the requirements set forth in our second amended and restated bylaws will not be entertained at the annual meeting.

Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the nominating and corporate governance committee, the committee that recommends nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with the information required by our second amended and restated bylaws, which includes: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director and such nominee’s written consent to serve as a director if elected and (b) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such nominee. The nominating and corporate governance committee is not required to consider director candidates received after the applicable date or without the required information. The nominating and corporate governance committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption “Proposal No. 1—Election of Directors—Nomination of Directors.” Director candidates who are then nominated by the Board will be included in the Company’s proxy statement for that annual meeting.

DELIVERY OF PROXY MATERIALS

Our 2021 annual report to stockholders for the fiscal year ended December 31, 2021, including audited financial statements, accompanies this proxy statement.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other information may be obtained without charge upon written request addressed 5320 Legacy Drive, Plano, Texas 75024 or by telephone at (972) 865-2219, in each case Attention: Secretary.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

Annex A

REATA PHARMACEUTICALS, iNC.
2022 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose, Share Commitment and Intent

1.1Purpose.  The purpose of the Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan is to provide Employees of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and its Related Corporations that are selected by the Company to participate in the Plan pursuant to Article IX an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock and thereby motivate Employees to work for the continued success of the Company and its Related Corporations.

1.2Share Commitment.  The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 500,000, subject to adjustment as provided in Section 4.7.  The shares of Stock authorized to be sold pursuant to Options granted under the Plan may be unissued shares or reacquired shares, including shares bought on the open market or otherwise for purposes of the Plan. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

1.3Intent.  It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.  Therefore, the provisions of the Plan are to be construed and interpreted in a manner that is consistent with the requirements of Section 423 of the Code.  Notwithstanding this Section 1.3, a particular Offering to a Participating Corporation may be made on terms that are not intended to satisfy the requirements of Section 423 of the Code.

Article II

Definitions

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1 “Account” means the bookkeeping account maintained by the Administrative Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

2.2“Administrative Committee” means a committee of officers and/or employees of the Company appointed by the Board or the Compensation Committee to administer the Plan or the Board or the Compensation Committee should either determine it will instead administer the Plan.

2.3“Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or a Related Corporation if the period of the leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or contract.

2.4“Base Compensation” means regular, straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.  For purposes of clarity, Base Compensation will not include short-term disability benefits paid to a Participant.

2.5“Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant as determined under Section 11.13.

2.6“Board” means the board of directors of the Company.

2.7“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8“Compensation Committee” means the Compensation Committee of the Board or a successor committee appointed by the Board.

2.9“Corporation” has the meaning prescribed by Section 7701(a)(3) of the Code and Department of Treasury Regulation § 301.7701-2(b).  For example, the term “Corporation” includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company that is treated as a corporation for all United States Federal income tax purposes.

2.10“Effective Date” means June 8, 2022.

2.11“Employee” means any person who is a common-law employee of a Participating Corporation.

2.12“Employer Corporation” means a Corporation that is, at the time the Option is granted, the employer of the Employee and a Participating Corporation.

2.13“Exercise Date” means the date or dates established by the Administrative Committee, which is the day or days that all Options that eligible Employees have elected to exercise are to be exercised.  For purposes of clarity, the Administrative Committee may establish multiple Exercise Dates within an Offering Period.

2.14“Fair Market Value” of one share of Stock as of a particular date means, if listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Exchange, the closing price of the Stock on the composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported; provided, however, the Administrative Committee may elect to use any other definition of Fair Market Value that complies with the requirements of Treasury Regulation § 1.421-1(e). If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which the Stock was publicly traded.  In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of fair market value shall be made by the Administrative Committee in such manner as it deems appropriate and in accordance with Code Section 409A and Treasury Regulation § 1.421-1(e).

2.15“Five Percent Owner” means an owner of more than five percent of the outstanding stock of the Employer Corporation or of any Related Corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer Corporation or of any Related Corporation.  For purposes of determining whether an Employee is a Five Percent Owner, an Employee is considered to own stock that the Employee may purchase under outstanding options (including incentive stock options, nonqualified stock options, Options granted under the Plan or any other stock options).  Further, for purposes of determining whether an Employee is a Five Percent Owner, the rules of Section 424 of the Code (relating to attribution of stock ownership) shall apply.  Accordingly, for purposes of determining whether an Employee is a Five Percent Owner, (i) the Employee is considered as owning the stock owned, directly or indirectly, by or for the Employee’s brothers or sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.  The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Related Corporation that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the Option to the individual.  The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the

Option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

2.16“Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.  The Administrative Committee shall have the sole discretion to determine the Grant Date.

2.17“Highly Compensated Employee” has the meaning specified in Section 414(q) of the Code.

2.18“Offering” means a given offering of Options under this Plan.

2.19“Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the date established by the Administrative Committee.  Unless and until the Administrative Committee specifies different Offering Periods in writing, there shall be one 12-month Offering Period during each year, commencing on November 1 and ending on October 31 of the following year with two purchase dates on April 30 and October 31.  In no event shall an Offering Period exceed 27 months.

2.20“Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the applicable Exercise Date.

2.21“Option Price” means the price per share of Stock to be paid by each Participant upon exercise of an Option, which, subject to the following sentence, shall be 85 percent of the lesser of (i) the Fair Market Value of a share of Stock on the Grant Date or (ii) the Fair Market Value of a share of Stock on the applicable Exercise Date. Prior to the commencement of an Offering Period, the Board, the Compensation Committee or the Administrative Committee may, in lieu of the Option Price specified in the preceding sentence, establish in writing an Option Price for an Offering that is greater than the amount specified in the preceding sentence.  The Option Price may be stated as either a percentage of Fair Market Value or as a dollar amount.  The Option Price shall be subject to adjustment under Section 4.7.

2.22“Parent Corporation” means any Corporation (other than the Company) in an unbroken chain of Corporations ending with the Company if, at the time of the granting of the Option, each of the Corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in such chain.

2.23“Participant” means a person who is eligible to be granted an Option under the Plan for the applicable Offering.

2.24“Participating Corporation” means the Company and/or any of its Related Corporations that is selected for participation in the applicable Offering pursuant to Article IX.

2.25“Plan” means this Reata Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

2.26“Qualified Employee Stock Purchase Plan” means a stock purchase plan to the extent that Section 423 of the Code applies to the plan.

2.27“Related Corporation” means a Corporation that is either a Parent Corporation or a Subsidiary Corporation with respect to the Company on the Grant Date of an Option.

2.28“Stock” means the Class A common stock of the Company, par value $0.001 per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

2.29“Subsidiary Corporation” means any Corporation (other than the Company) in an unbroken chain of Corporations beginning with the Company if, at the time of the granting of the Option, each of the Corporations other than the last Corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in the chain.

2.30“Trading Day” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.

Article III

Eligibility

3.1General Requirements.  Subject to Section 3.3, each Employee of each Participating Corporation who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if the individual is in the employ of a Participating Corporation on the Grant Date.  For purposes of this Section 3.1, the existence of the employment relationship between an individual and a Participating Corporation will be determined under Department of Treasury Regulation § 1.421-1(h). Participation in the Plan by any Employee is voluntary.

3.2Exclusions from Participation.  Subject to Section 3.3, under each Offering, Options will be granted to all participating Employees of all Participating Corporations, except that one or more of the following categories of Employees may be excluded from coverage under an Offering:

(a)Persons Employed Less Than Two Years.  Employees who have been employed less than two years (or lesser period of time as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(b)Persons Customarily Employed 20 Hours Or Less Per Week. Employees whose customary employment is 20 hours or less per week (or a lesser number of hours per week as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(c)Persons Customarily Employed for Not More Than Five Months During a Calendar Year. Employees whose customary employment is for not more than five months in any calendar year (or a lesser number of months as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(d)Persons Who Are Highly Compensated Employees.  Employees who are Highly Compensated Employees as of the Grant Date may be excluded from an Offering.  Alternatively, Employees who are Highly Compensated Employees with compensation above a certain level as of the Grant Date may be excluded from an Offering.  Alternatively, Employees who are both Highly Compensated Employees and officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 as of the Grant Date may be excluded from an Offering.  Any exclusion relating to Highly Compensated Employees must be applied in an identical manner to all Highly Compensated Employees of all Participating Corporations.

(e)Certain Residents of Foreign Jurisdictions.  Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from an Offering if (1) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

(f)Default Exclusions from Participation.  Unless the Administrative Committee specifies in writing that different exclusions are applicable with respect to a given Offering, the following persons shall be excluded from participation in an Offering: (1) Employees whose customary employment is 20 hours or less per week as of the Grant Date, (2) Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date, and (3) Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) if (A) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (B) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

(g)Use of Exclusions Other Than Default Exclusions from Participation.  If the Administrative Committee determines to apply exclusions from participation with respect to a given Offering that are different than the default exclusions specified in paragraph (f) of this Section 3.2, such exclusions shall be specified in writing.  Any such exclusions from participation shall be consistent with the provisions of this Section 3.2.

3.3Limitations upon Participation by Certain Stockholders.  No Employee shall be granted an Option to the extent that the Option would cause the Employee to be a Five Percent Owner immediately after the grant.  Accordingly, an Employee who is a Five Percent Owner immediately prior to the Grant Date for an Offering shall not be granted an Option for such Offering.  An Employee who would become a Five Percent Owner immediately after the grant of an Option only as a result of the grant of the Option shall be granted an Option to purchase no more than the number of whole shares of Stock as would not cause him to become a Five Percent Owner.

3.4Special Offering for Certain Residents of Foreign Jurisdictions.  Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code), including employees of a foreign Subsidiary Corporation, may participate in an Offering on terms and conditions that are less favorable than the terms and conditions of the Offering to Employees resident in the United States or may participate in an Offering that is not intended to comply with Section 423 of the Code, in each case to the extent such terms and conditions or such Offering would not otherwise cause an Offering under the Plan intended to comply with Section 423 of the Code to violate the requirements of Section 423 of the Code.

Article IV

Options

4.1Terms of an Offering.  The terms of an Offering shall be established by the Administrative Committee.  The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering.  The terms of an Offering shall include (i) a designation of the Participating Corporations, (ii) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2), (iii) the Offering Period, and (iv) the Option Price.  Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of this Section 4.1 and Department of Treasury Regulations issued under Section 423 of the Code.

4.2Grant of Option.  Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date or Exercise Dates through funds accumulated by the Participant through payroll deductions made from the Grant Date or, in the case of an Offering Period with multiple Exercise Dates, from the last Exercise Date.  Each Option grant is subject to the availability of a sufficient number of shares of Stock reserved for purchase under the Plan.  In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.8.

4.3Maximum Number of Shares Subject to Option.  An Option granted to an Employee for any Offering shall be for that number of whole shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period or portion of the Offering Period (i) at the Option Price with the amount credited to the Participant’s Account on the applicable Exercise Date, (ii) under limitations established by the Administrative Committee pursuant to Section 4.4, (iii) under the limitation set forth in Section 4.5 or (iv) without causing the Employee to become a Five Percent Owner.  The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.7 and 4.8.

4.4Formula or Specific Share Limitation Established by the Company.  The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period.  The Administrative Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the Base Compensation, of all Employees.  Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation Committee, determines otherwise with respect to an Offering, the maximum number of shares of Stock that that a Participant shall be permitted to purchase during an Offering Period is 750 shares.

4.5Annual $25,000 Limitation.  No Employee will be permitted to purchase shares of Stock under all Qualified Employee Stock Purchase Plans of the Employer Corporation and its Related Corporations at a rate which exceeds $25,000 in Fair Market Value of the shares of Stock (determined at the time the Option is granted) for each calendar year in which any option granted to the Employee is outstanding at any time.  This limitation shall be applied taking into account the rules set forth in Department of Treasury Regulation § 1.423-2(i) (or a successor regulation).

4.6Equal Rights and Privileges.  All Employees who are granted Options under an Offering must have equal rights and privileges within the meaning of Section 423 of the Code and Department of Treasury Regulation § 1.423-2(f).  An Offering will not fail to satisfy the requirements of this Section 4.6 if, in order to comply with the laws of a foreign jurisdiction, the terms of an Option granted under the Offering to citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) are less favorable than the terms of Options granted under the Offering to Employees who are resident in the United States.

4.7Adjustments of Options.  In the event of any stock dividend, split-up, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, repurchase, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be converted into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Administrative Committee.  In addition, the Compensation Committee shall, in its sole discretion, have authority to provide for (i) the acceleration of the Exercise Date or Exercise Dates of outstanding Options or (ii) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

4.8Insufficient Number of Shares.  If the number of shares of Stock reserved for purchase for any Offering Period is insufficient to cover the number of shares which Participants elect to purchase during such Offering Period, then the number of shares of Stock which each Participant has a right to purchase on the applicable Exercise Date shall be reduced to the number of shares of Stock which the Administrative Committee shall determine by multiplying the number of shares of Stock reserved under the Plan for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock which the Participant elected to purchase during the Offering Period and the denominator of which shall be the total number of shares of Stock which all Participants elected to purchase during such Offering Period.

Article V

Payroll Deductions

5.1Authorization of Payroll Deductions.  For an Employee to participate during a given Offering Period, he or she must elect to participate in the Offering by authorizing deductions from his or her Base

Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee.  An Employee may authorize payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 75% of his or her Base Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Administrative Committee may establish from time to time before an Offering Period begins).  A Participant’s payroll deductions shall commence on the first pay date following the Grant Date (or, as applicable, an Exercise Date in the event an Offering Period has multiple Grant Dates) and shall continue through the last pay date prior to the applicable Exercise Date unless the Participant otherwise withdraws or modifies his or her payroll deduction election in accordance with Sections 5.2 or 6.1.  A Participant may not make additional payments to the Participant’s Account.  An Employee who does not authorize payroll deductions from his or her Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.

5.2Right to Stop or Change Payroll Deductions.  A Participant shall have the right to discontinue or modify his or her payroll deduction authorization in accordance with procedures established by the Administrative Committee.

5.3Accounting for Funds.  As of each payroll deduction period, the Participating Corporation shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s Base Compensation for that period.  No interest shall be credited to the Participant’s Account at any time.  Notwithstanding anything to the contrary herein, the obligation of the Participating Corporation to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Participating Corporation.

5.4Participating Corporation’s Use of Funds.  All payroll deductions received or held by a Participating Corporation may be used by the Participating Corporation for any corporate purpose, and the Participating Corporation shall not be obligated to segregate such payroll deductions.

5.5Return of Funds.  Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.

Article VI

In Service Withdrawal, Termination or Death

6.1In Service Withdrawal.  A Participant may, at any time on or before 15 days prior to each Exercise Date, or such other date as shall be selected by the Administrative Committee from time to time, elect to withdraw all of the funds then credited to the Participant’s Account by giving notice in accordance with the rules established by the Administrative Committee.  The amount elected to be withdrawn by the Participant shall be paid to the Participant as soon as administratively feasible.  Any election by a Participant to withdraw all of the Participant’s cash balance under the Plan terminates the Participant’s right to exercise the Participant’s Option on the applicable Exercise Date and the Participant’s entitlement to elect any further payroll deductions for the then-current Offering Period.  If the Participant wishes to participate in any future Offering Period, he or she must file a new payroll deduction election within the time frame required by the Administrative Committee for participation for that Offering Period.

6.2Termination of Employment Prior to an Exercise Date.  If a Participant’s employment with the Company and all Related Corporations is terminated for any reason (including death) prior to any Exercise Date, the Options granted to the Participant for that Offering Period shall lapse.  If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant’s employment with the Company and all Related Corporations shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant’s employment is guaranteed either by statute or contract.  The employment of a Participant receiving short-term disability benefits pursuant to a short-term disability plan or policy of the Corporation will not be deemed terminated for purposes of the Plan and this Section 6.2 unless and until the Participant’s employment is terminated pursuant to the policies of and in the records of the Corporation.  The Participant’s funds then credited to the

Participant’s Account at the time of such termination or deemed termination shall be returned to the Participant or Beneficiary, as applicable, as soon as administratively feasible thereafter.

Article VII

Exercise Of Option

7.1Purchase of Shares of Stock.  Subject to the provisions of the Plan, on each Exercise Date within the applicable Offering Period for an Offering (or, if the Exercise Date is not a Trading Day, on the first Trading Day subsequent to the Exercise Date) each Participant’s Account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering or portion of the Offering.  Fractional shares are not permitted under the Plan.  As described in Section 4.8, if in any Offering the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only the Participant’s pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant’s Account as of the applicable Exercise Date.  After the purchase of all shares of Stock available on the last Exercise Date during an Offering Period, all Options granted for the Offering to the extent not used are terminated because no Option shall remain exercisable after such Exercise Date.

7.2Accounting for Shares of Stock.  After each Exercise Date during an Offering, a report shall be given to each Participant stating the amount of the Participant’s Account, the number of shares of Stock purchased and the Option Price.

7.3Issuance of Shares of Stock.  The Administrative Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by book or electronic account entry into new or existing accounts, delivery of Stock certificates or any other means as the Administrative Committee, in its discretion, deems appropriate.  The Administrative Committee may, in its discretion, hold the certificates for any shares of Stock or cause such certificates to be legended in order to comply with the laws of any applicable jurisdiction, or, should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Administrative Committee may take such actions to restrict transfer of the shares of Stock as the Administrative Committee considers necessary or advisable to comply with applicable law.

Article VIII

Administration

8.1Powers.  The Administrative Committee has the responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including the following rights, powers, and authorities:

(a)to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

(b)to construe all provisions of the Plan;

(c)to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

(d)to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Administrative Committee believes necessary or advisable for the proper administration of the Plan;

(e)to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;

(f)to determine all controversies relating to the administration of the Plan, including any differences of opinion arising between a Participating Corporation and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

(g)to delegate any clerical or recordation duties of the Administrative Committee as the Administrative Committee believes is advisable to properly administer the Plan.

8.2Quorum and Majority Action.  A majority of the Administrative Committee constitutes a quorum for the transaction of business.  The vote of a majority of the members present at any meeting shall decide any question brought before that meeting.  In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other medium of communication.

8.3Standard of Judicial Review of Committee Actions.  The Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan.  Notwithstanding anything to the contrary and other than with respect to the Company, any action taken, or ruling or decision made by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, including all Participants and their Beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision.  No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

Article IX

Participation In Plan by Other Related Corporations

9.1Participation Procedure.  The Company, acting through the Administrative Committee, shall designate the Related Corporations of the Company that may participate in a given Offering.  A Related Corporation that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.

9.2No Joint Venture Implied.  Neither the participation in the Plan or an Offering by a Related Corporation nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Related Corporation.

Article X

Termination and Amendment of the Plan

10.1Termination of the Plan.  Unless, earlier terminated in accordance with this Section 10.1, the Plan will terminate on the 10th anniversary of the Effective Date.  The Company may, by action of the Board or the Compensation Committee, terminate the Plan at any time and for any reason.  The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Board and approved by the stockholders of the Company.  No Options may be granted under the Plan after it is terminated.  As soon as administratively feasible following the termination of the Plan there shall be refunded to each Participant the remaining funds in the Participant’s Account.  The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are shares of Stock committed to the Plan available, unless the Participants agree otherwise or except as expressly provided in the Plan or as necessary to comply with applicable laws or regulatory guidance or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

10.2Amendment or Suspension.  The Board or the Compensation Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with Section 423 of the Code.  The Board or the Compensation Committee may suspend the operation of the Plan for any period as it may deem advisable by determining not to commence a new Offering Period following the last  Exercise Date of any Offering Period; provided, that the Board or the Administrative Committee may subsequently determine to end any suspension period and commence a new Offering Period, subject to and to the extent permitted by the requirements of applicable laws or regulatory guidance, including Section 423 of the Code, and the terms of the Plan.  However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Options a Participant already has outstanding under the Plan without the Participant’s agreement.  Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury or an applicable stock exchange must be approved by the stockholders of the Company in order to be effective.

Article XI

Miscellaneous

11.1Plan Not An Employment Contract.  The adoption and maintenance of the Plan is not a contract between any Participating Corporation and its Employees which gives any Employee the right to be retained in its employment.  Likewise, it is not intended to interfere with the rights of any Participating Corporation to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.

11.2Options Are Not Transferable.  No Option granted to a Participant under the Plan is transferable by the Participant, and must be exercisable only by the Participant.  In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.

11.3Voting of Shares of Stock.  Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares of Stock in accordance with the Participant’s instructions.

11.4No Rights of Stockholder.  No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Stock as provided in the Plan.

11.5Governmental Regulations.  The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.

11.6Notices.  All notices and other communication in connection with the Plan shall be in the form specified by the Administrative Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or Beneficiary, or to the Participating Corporation or its designated representative, as the case may be.

11.7Indemnification of the Administrative Committee, the Compensation Committee and the Board.  In addition to all other rights of indemnification as they may have as directors or as members of the Administrative Committee or the Compensation Committee, the members of the Administrative Committee and the Compensation Committee shall be indemnified by the Company, in all cases to extent permitted by applicable law, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, as such expenses become due and payable.

11.8Tax Withholding.  At the time a Participant’s Options are granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Corporation’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock.  At any time, the Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Participating Corporation to meet applicable withholding obligations.

11.9Interpretation.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.  Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

11.10Data Privacy.  By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Corporation that employs the Participant, the Company and the Administrative Committee in order to administer the Plan.

11.11Notice of Disposition.  By becoming a Participant in the Plan, each Participant agrees to promptly give the Administrative Committee or its delegate notice of any shares of Stock disposed of by the Participant.  The notice shall include the number of shares of Stock disposed of, the Exercise Date or Exercise Dates and the Grant Date for the Stock.

11.12Dispositions in Compliance with Securities Laws.  By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Securities Exchange Act of 1934.

11.13Beneficiaries.  At the time of the Participant’s or former Participant’s death, (i) any cash in the Plan or (ii) any cash and shares of Stock in the Account shall be distributed to such Participant’s or former Participant’s (a) executor or administrator or (b) his or her heirs at law, if there is no administration of such Participant’s or former Participant’s estate.  The Participant’s or former Participant’s executor or administrator or heirs at law, if there is no administration of such Participant’s or former Participant’s estate, shall be such Participant’s or former Participant’s Beneficiaries.  Before any distribution is made, the Administrative Committee may require appropriate written documentation of (1) the appointment of the personal representative of the Participant’s estate or (2) heirship.

11.14Severability.  Each provision of this Agreement may be severed.  If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

11.15Binding Effect.  This Agreement shall be binding upon any successor of the Company.

11.16Limitation on Liability.  Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

11.17Arbitration.  Any controversy arising out of or relating to the Plan, including any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, Employer Corporation’s employment of Participant and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect.  Within ten business days of the initiation of arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within 20 business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA National Panel of Employee Benefit Plan Claims Arbitrators.  The arbitrators shall issue their written decision (including a statement of finding of facts) within 30 days from the date of the close of the arbitration hearing.  The decision of the arbitrators selected hereunder will be final and binding on both parties.  This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1–16 (or any replacement or successor statute).  Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of the Company is located at the time of initiation of arbitration hereunder shall be entered upon the award made pursuant to the arbitration.  Nothing in this Section 11.17 shall be construed, in any way, to limit the scope and effect of Article 8.  In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Administrative Committee under Article 8.

11.18Governing Law; Submission to Jurisdiction.  All questions arising with respect to the provisions of the Plan and Options shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  With respect to any claim or dispute related to or arising under the Plan, the Participating Corporation and each Participant hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas, Texas.

REATA PHARMACEUTIALS P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Graphic INTERNET Go To www.proxypush.com/RETA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Graphic PHONE Call 1-866-250-6195 Use any touch tone telephone Have your proxy Card ready Follow the simple recorded instructions Graphic MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Reata Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 13, 2022 TIME: Wednesday, June 8, 2022 8:00 AM, Central Daylight Time PLACE: Annual Meeting to be held live via the Internet: Please visit www.proxydocs.com/RETA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints J. Warren Huff and Manmeet S. Soni, together, the Named Proxies, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes them, and each of them, to attend the Annual Meeting of Stockholders, or the Annual Meeting, on Wednesday, June 8, 2022 at 8:00 a.m. (Central Daylight Time) and any adjournment or postponement thereof, and to vote the number of shares of common stock of Reata Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present at Meeting, revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1, AND FOR THE MATTERS IN PROPOSALS 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Reata Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. Election of Class I Directors 1.01 J. Warren Huff 1.02 Shamim Ruff YOUR VOTE FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS FOR FOR 2. To approve, on an advisory basis, the compensation of our named executive officers. FOR AGAINST ABSTAIN FOR 3. To ratify the appointment of Ernst & Young LLP as our independent registered public account firm for the fiscal year ending December 31, 2022. FOR 4. To approve the 2022 Employee Stock Purchase Plan. FOR 5. The transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. TO ATTEND the Annual Meeting of Reata Pharmaceuticals, Inc. and vote your shares, please visit www.proxydocs.com/RETA to register for the virtual meeting. Authorized Signatures – Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Signature (and Title if applicable) Date Signature (if held jointly) Date